Exhibit 10.20

EXECUTION COPY

XCHANGE AT BEDFORD

LEASE

between

DIV BEDFORD, LLC, as Landlord

and

DATAWATCH CORPORATION, as Tenant

4 Crosby Drive

Bedford, Massachusetts

As of June 23, 2015

List of Exhibits

Exhibit 1.1-1	Premises
Exhibit 1.1-2	Legal Description
Exhibit 1.3	Parking Plan
Exhibit 3.1	Work Letter
Exhibit 6.1	Cleaning Specifications
Exhibit 7.4	Rules and Regulations
Exhibit 8.8	Signage Location
Exhibit 14.1	Form of SNDA
Exhibit 14.4	Form of Estoppel
Exhibit 18.1.1	ROFO Space

LEASE

This Lease is made and entered into as of June 23, 2015 by and between DIV BEDFORD, LLC, a Massachusetts limited liability company with its principal place of business at c/o The Davis Companies, 125 High Street, 21st Floor, Boston, Massachusetts 02110 (the "Landlord") and DATAWATCH CORPORATION, a Delaware corporation with its principal place of business at 271 Mill Road Chelmsford, MA 01824 (the "Tenant").

ARTICLE 1          GRANT

1.1           Premises. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant and Tenant accepts from Landlord, certain space shown on Exhibit 1.1-1 attached hereto and made a part hereof, containing approximately 20,360 rentable square feet in area on the second floor (the “Premises“) of the office building known as 4 Crosby Drive, Bedford, Massachusetts (the “Building”). The Premises, Building, the “Common Areas” (defined below) and the land upon which the same are located, which is legally described in Exhibit 1.1-2 (the “Land”), together with all other buildings and improvements thereon and thereunder are collectively referred to as the “Property.” The Property is also known as Xchange at Bedford and currently has an address of 4-18 Crosby Drive. The parties agree that the rentable square footage of the Premises set forth above is conclusive and binding, subject to adjustment only in connection with the expansion of the Premises or as otherwise set forth herein.

1.2           Common Areas. Landlord hereby grants to Tenant during the term of this Lease, a license to use, in common with the others entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord. The term “Common Areas” as used herein will include all areas and facilities outside the Premises that are provided and designated by Landlord for general non-exclusive use and convenience of Tenant and other tenants at the Property. Common Areas include but are not limited to the fitness center, cafeteria, hallways, lobbies, stairways, elevators, pedestrian sidewalks, landscaped areas, loading areas, roadways, parking areas, rights of way, walking and jogging paths, if any. Landlord may designate certain Common Areas for the exclusive use of one or more buildings located on the Property.

1.3           Parking. During the term of this Lease, Tenant shall be entitled to use at no additional charge (other than to the extent included in Operating Expenses and Taxes) the parking facilities at the Property shown on Exhibit 1.3 attached hereto (the “Parking Plan”) in common with other Building tenants (but in any event Tenant’s use shall not exceed the ratio of 3.0 spaces per 1,000 rentable square feet of the Premises) on an unreserved, first-come, first-serve basis. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord may designate parking facilities at the Property for the handicapped, visitors to the Property, and for exclusive use by other tenants. Landlord may install signage or implement a pass or sticker system to control parking use, and may employ valet parking (including by use of off-site premises) to meet the requirements of this Section. Noted on the Parking Plan are parking spaces currently reserved for the exclusive use of iRobot Corporation, which Landlord represents to Tenant are the only reserved tenant parking spaces in the immediate vicinity of the Building as of the date hereof. In the event that Landlord elects, subsequent to the execution of this Lease, to reserve additional parking spaces in the immediate vicinity of the Building for use by individual tenants, Landlord shall reserve at least four (4) spaces in front of the Building for unreserved visitor parking to the Building. To the extent applicable to Tenant’s use of the parking spaces, the provisions of this Lease shall apply, and Landlord may promulgate rules and regulations of general applicability from time to time with respect to such use.

ARTICLE 2          TERM

2.1           Lease Term.

2.1.1           Commencement Date; Term. The Premises are leased for a term (the “Term”) to commence on the "Commencement Date" (as such term is defined in Section 3.1 hereof) and shall end on the date (the "Expiration Date") that is the last day of the 84th month following the date that Substantial Completion of the Finish Work occurs (as such terms are defined in the Work Letter attached as Exhibit 3.1) unless sooner terminated as herein provided.

2.1.2           Lease Year Defined. The first "Lease Year" shall begin on the Commencement Date and shall end on the last day of the twelfth (12th) full calendar month following the Commencement Date. Each Lease Year thereafter shall consist of twelve (12) consecutive calendar months following the end of the immediately preceding Lease Year.

2.2           Holding Over. In the event that Tenant retains occupancy of the Premises, or any part thereof, after the end of the Term, Tenant’s occupancy of the Premises shall be as a tenant at will terminable at any time by Landlord. Tenant shall pay Landlord rent for such time as Tenant remains in possession of the Premises at the rate equal to the higher of (a) two hundred percent (200%) of the Base Rent payable during the last month of the Lease Term, or (b) one hundred twenty-five percent (125%) of the then market-rate for the Premises, plus all Additional Rent and other sums due under this Lease. In addition, if Tenant’s holdover continues for more than thirty (30) days, Tenant shall pay Landlord for all damages sustained by reason of Tenant’s retention of possession of the Premises after the end of the Term. The provisions hereof do not limit or restrict Landlord’s rights or remedies under this Lease in the event of any holding over by Tenant.

ARTICLE 3          COMPLETION AND OCCUPANCY OF THE PREMISES

3.1           Condition of the Premises; Finish Work. Landlord shall construct the Finish Work in accordance with Exhibit 3.1, attached hereto and made a part hereof (the “Work Letter”). The term of this Lease and the obligations of the parties hereto shall commence on a date (hereinafter referred to as the “Commencement Date”) which shall be the sooner of (a) the date Tenant commences operation of its business in all or any portion of the Premises, or (b) the later of (i) the date that the Finish Work has been “Substantially Completed” (as defined in the Work Letter) and Landlord has delivered the Premises to Tenant (A) in compliance with all applicable governmental requirements (without regard for Tenant’s particular use of the Premises, the installation of Tenant’s FF&E (as defined in the Work Letter) and any alterations that Tenant may elect to make to the Premises), (B) with all base building systems serving the Premises in good working order and condition, (C) broom clean, free of all debris and personal property, and (D) free of all tenants and occupants, or (ii) November 1, 2015. Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Property, or with respect to the suitability of the Premises, the Building or the Property for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Commencement Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except in accordance with the Work Letter. Tenant’s taking of possession of the Premises shall conclusively establish that the Premises, the Building and the Property were at such time in good, sanitary and satisfactory condition and repair.

3.2           Confirmatory Amendments. When the Commencement Date and Expiration Date hereof have been determined in accordance with the provisions set forth in this Lease, the parties hereto shall execute a document in recordable form, setting forth said dates and said document shall be deemed a supplement to and part of this Lease. The parties hereto agree to execute such confirmatory document not later than fifteen (15) days following the Commencement Date.

ARTICLE 4          RENT AND SECURITY

4.1           Base Rent.

4.1.1           Schedule of Monthly Rent Payments. Beginning with the Commencement Date and continuing throughout the Term, Tenant shall pay to or upon the order of Landlord an annual rental (the “Base Rent”) as set forth below which shall be payable in consecutive monthly installments on or before the first day of each calendar month in advance in the monthly amount set forth below:

Period	Annual Base Rent	Annual Base Rent per Rentable Square Foot	Monthly Base Rent
Lease Year 1*	$527,324.00	$25.90	$43,943.67
Lease Year 2	$537,504.00	$26.40	$44,792.00
Lease Year 3	$547,684.00	$26.90	$45,640.33
Lease Year 4	$557,864.00	$27.40	$46,488.67
Lease Year 5	$568,044.00	$27.90	$47,337.00
Lease Year 6	$578,244.00	$28.40	$48,185.33
Lease Year 7	$588,404.00	$28.90	$49,033.67

*Provided no uncured Event of Default then exists under this Lease, Base Rent shall be abated during the first nine and one-half (9.5) months of Lease Year 1 (the “Abatement Period”); provided, however, that during the Abatement Period, Tenant shall remain responsible for payment of cleaning services and electricity provided to the Premises in accordance with the terms of this Lease.

4.1.2           Manner of Payment. All payments of rent shall be made without demand, deduction, counterclaim, set-off, discount or abatement (except as otherwise expressly set forth in this Lease) in lawful money of the United States of America. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the monthly installment of Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30)-day month. Notwithstanding anything to the contrary contained herein, Tenant shall cause payment of the first installment of rent to be paid to Landlord to be concurrent with the execution of this Lease.

4.2           Additional Rent. Tenant shall pay to Landlord all charges and other amounts required under this Lease and the same shall constitute additional rent hereunder (herein called "Additional Rent"), including, without limitation, any sums due resulting from the provisions of Article 5 hereof. All such amounts and charges shall be payable to Landlord in accordance with Section 4.3 hereof. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Base Rent. The term "Rent" as used in this Lease shall mean the Base Rent and the Additional Rent.

4.3           Place of Payment. The Base Rent and all other sums payable to Landlord under this Lease shall be paid to Landlord at c/o The Davis Companies, 125 High Street, 21st Floor, Boston, MA 02110, or at such other place as Landlord shall designate in writing to Tenant from time to time.

4.4           Terms of Payment. Tenant shall pay to Landlord all Base Rent as provided in Section 4.1 above and Tenant shall pay all Additional Rent payable under Article 5 and Article 6 on the terms provided therein. Except as provided in the immediately preceding sentence and as may otherwise be expressly provided by the terms of this Lease, Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord in accordance with the terms of this Lease for Tenant's account; and (b) all other sums of money accruing from Tenant to Landlord in accordance with the terms of this Lease.

4.5           Late Charges. If Tenant shall fail to pay any Rent within five (5) days after the date same is due and payable or if any check received by Landlord from Tenant shall be dishonored, Tenant agrees that Landlord’s actual damages resulting therefrom are difficult to fix or ascertain. As a result, Tenant shall pay to Landlord (a) an administrative fee equal to five percent (5%) per month on the amount due, and (b) interest on the amount due from its due date until paid at the lesser of eighteen percent (18%) per annum or the maximum legal rate that Landlord may charge Tenant. Such charges shall be paid to Landlord together with such unpaid amounts as an administrative fee to compensate Landlord for administrative expenses and its cost of funds.

4.6           Security Deposit.

4.6.1      Letter of Credit Amount. Upon execution of this Lease, Tenant shall deliver to Landlord a security deposit (the "Security Deposit") in the form of a "Letter of Credit" (as defined below) in the amount of $232,443.34 for the faithful performance of all terms, covenants and conditions of this Lease.

4.6.2.   Letter of Credit Requirements. Each letter of credit provided to Landlord hereunder as the Security Deposit shall be in the form of an unconditional, irrevocable, standby letter of credit which shall be in full force and effect for the periods required hereby, and shall meet all of the following conditions (a "Letter of Credit") :

(a)          it shall be issued for the benefit of Landlord by an "Eligible Bank" (defined below) approved by Landlord;

(b)          it shall be effective on the date of this Lease and have a term of not less than one (1) year following its date of issuance and contain automatic year-to-year renewal provisions subject to the Letter of Credit issuer's obligation to notify Landlord in writing by certified or registered mail of non-renewal at least sixty (60) days prior to the expiration of the Letter of Credit;

(c)          the expiration date of the Letter of Credit for the final Lease Year of the Term shall be at least ninety-five (95) days following the Expiration Date of the Lease;

(d)          it shall provide for the amount thereof as set forth in Subsection 4.6.1 to be available to the Landlord in multiple drawings conditioned only upon presentation of a sight draft;

(e)          it shall be assignable by Landlord to its successors, assigns and mortgagees and by any successive beneficiaries thereof at no cost to transferor or transferee (Tenant agreeing to pay such charges in connection with any transfer of the Letter of Credit), and shall expressly permit multiple assignments; and

(f)          it shall be in such form as shall be acceptable to Landlord in its reasonable discretion.

An "Eligible Bank" shall mean a commercial or savings bank organized under the laws of the United States or any state thereof or the District of Columbia and having total assets in excess of $1,000,000,000.00 which shall be a financial institution having a rating of not less than BBB or its equivalent by Standard and Poors Corporation and subject to a Thompson Watch Rating of C or better. Landlord hereby acknowledges that Silicon Valley Bank is an Eligible Bank as of the date hereof. Tenant, at its expense, shall cause the issuing bank to provide Landlord's mortgage lender with a written acknowledgment which evidences its consent to Landlord's collateral assignment of the proceeds of the Letter of Credit and acknowledgment of the security interest of such mortgage lender therein within ten (10) business days following the request of Landlord or Landlord's mortgagee therefor.

Provided that (a) upon the Reduction Date (as hereinafter defined) Tenant is not then nor has Tenant been in monetary default of the Lease during the preceding twelve (12) month period, and (b) Tenant provides Landlord with at least thirty (30) days’ advance written notice, which notice (“Reduction Notice”) shall include (i) an original replacement Letter of Credit (or an amendment or endorsement of the original Letter of Credit) complying with the terms hereof, then commencing on the date that is thirty (30) days following receipt by Landlord of the Reduction Notice from Tenant, which date may not be prior to the 105th day of the fourth (4th) Lease Year (the “Reduction Date”), Landlord shall on the Reduction Date exchange the initial Letter of Credit for the replacement Letter of Credit provided by Tenant or accept the amendment to the Letter of Credit in either case pursuant to which the amount of the Letter of Credit is reduced to the amount of $116,221.67.

4.6.3       Substitute Letter of Credit. Tenant shall deliver to Landlord a substitute Letter of Credit that satisfies the requirements for a Letter of Credit stated in this Subsection 4.6.2 for the applicable period not later than ten (10) days following delivery of a non-renewal notice by the Letter of Credit issuer with respect to the Letter of Credit issued to Landlord or 45 days prior to the scheduled expiration of the Letter of Credit, whichever first occurs (such date, the "Re-Delivery Deadline"). If Tenant fails to deliver the substitute Letter of Credit within such 10-day period, Landlord shall have the right to draw the Letter of Credit and receive the proceeds as a cash Security Deposit. Tenant agrees that notwithstanding any provision of this Lease to the contrary, its failure to furnish Landlord with the required Security Deposit in the form of a substitute Letter of Credit in compliance with the requirements for the initial Letter of Credit prior to the Re-Delivery Deadline shall not be subject to any rights of notice or cure under this Lease.

4.6.4       Landlord's Rights Upon Default. Upon the occurrence of any of the Events of Default described in Article 13 hereof, in addition to any other rights or remedies available to Landlord under this Lease, Landlord shall have the right to present the Letter of Credit for payment by the issuing bank and the proceeds thereof shall be due and payable to Landlord in accordance with the terms hereof and the Letter of Credit. Tenant agrees that Landlord may, without waiving any of Landlord's other rights and remedies under this Lease upon the occurrence of any of the Events of Default, apply the Security Deposit to remedy any failure by Tenant to perform any of the terms, covenants or conditions to be performed by Tenant under this Lease and to compensate Landlord for any damages incurred as a result of any such default, including payment of Landlord's expenses to construct the Finish Work and pay leasing brokerage commissions with respect to this Lease. If Landlord uses any portion of the Security Deposit to cure any Event of Default by Tenant hereunder, Tenant shall forthwith replenish the Security Deposit to the original amount within ten (10) days following written notice from Landlord in the manner directed by Landlord in such notice (which may be in the form of a new or amended Letter of Credit, or in the form of a cash payment). If Tenant fails to restore the full amount of the Security Deposit within such 10-day period, then the amount of such deficiency shall be subject to the charges described in Section 4.5. During any period that Landlord is holding the Security Deposit in the form of cash, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.

4.6.5       Sale of Building. In the event of a sale or other transfer of the Building (or Landlord's interest therein), Landlord shall have the right to transfer the balance of the Security Deposit to the new owner or to transferee. Upon any such transfer and receipt the successor landlord that it has received the Security Deposit and assumes all of Landlord's obligations under this Lease, Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look to the new landlord for the return of such Security Deposit. If Tenant is not in default hereunder at the end of the Term, Landlord will, within ninety-five (95) days after the expiration or earlier termination of the Lease, return the Security Deposit, or so much as has not been applied by Landlord, to Tenant or the last permitted assignee of Tenant's interest hereunder at the expiration of the Term.

4.7           Independence of Covenants. Landlord’s and Tenant’s covenants herein are independent and, without limiting the generality of the foregoing, Tenant acknowledges that its covenant to pay Rent hereunder is independent of Landlord’s obligations hereunder, and that in the event that Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any Rent due hereunder, it being understood that Tenant’s sole remedy for recovering upon such claim shall be to bring an independent legal action against Landlord. As such, Tenant’s obligation so to pay Rent under the Lease shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as expressly provided in the Lease, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant waives all rights now or hereafter existing to terminate, quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent.

ARTICLE 5          ADDITIONAL RENT FOR ESCALATIONS IN REAL ESTATE TAXES AND OPERATING EXPENSES

5.1          Definitions. Base Rent does not anticipate any increase in the amount of taxes on the Property, or in the cost of the operation and maintenance thereof. In order that the Rent payable hereunder shall reflect any such increases, Tenant agrees to pay as Additional Rent, an amount calculated as hereinafter set forth. For purposes of this Article 5, the following definitions shall apply:

"Tax Year": The fiscal year of the Town of Bedford (July 1 – June 30) or other applicable governmental authority for real estate tax purposes or such other twelve (12)-month period as may be duly adopted in place thereof.

"Base Tax Year": The Town of Bedford’s tax fiscal year of July 1, 2015 through June 30, 2016.

"Base Taxes": The amount of Taxes assessed with respect to the Property for each Tax Year (or portion thereof) which occurs during the Base Tax Year, giving full effect to any revaluation.

"Tax Increases": Attributable to a Tax Year, shall mean the excess, if any, of the Taxes paid or incurred during such Tax Year over the Base Taxes.

"Taxes": All taxes, assessments and charges of every kind and nature levied, assessed or imposed at any time by any governmental authority upon or against the Property or any improvements, fixtures and equipment of Landlord used in the operation thereof whether such taxes and assessments are general or special, ordinary or extraordinary, foreseen or unforeseen in respect of each Tax Year falling wholly or partially within the Term. Taxes shall include, without limitation, all general real property taxes and general and special assessments (provided that, with respect to any special assessments or betterments that may be paid in installments, Taxes for such Tax Year shall include only the amount of the installment plus any interest due and payable during such Tax Year), charges, fees or assessments for all governmental services or purported benefits to the Property, service payments in lieu of taxes, all business privilege taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Property, or on the use or occupancy of the Property or any part thereof, or on the rent payable under any lease or in connection with the business of renting space under any lease or in connection with the business of renting space in the Property, that are now or hereafter levied or assessed against Landlord by the United States of America, the Commonwealth of Massachusetts, or any political subdivision, public corporation, district or other political or public entity, including legal fees, experts' and other witnesses' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes (including, without limitation, any municipal income tax) and any license fees, tax measured or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Property, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include: (a) franchise, transfer, gift, excise, capital stock, estate, succession and inheritance taxes, and federal and state income taxes measured by the net income of Landlord from all sources, unless due to a change in the method of taxation such tax is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other Tax that would constitute a Tax; or (b) penalties or interest for late payment of Taxes except to the extent arising from Tenant’s failure to pay such amounts.

"Base Expense Year": The calendar year 2015.

"Expense Year": The first and full calendar year following the Base Expense Year and each calendar year thereafter.

"Base Expenses": The Operating Expenses for the Base Expense Year equitably adjusted to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Property had been occupied during the Base Expense Year if there is less than ninety-five percent (95%) occupancy in the Base Expense Year. Only those component expenses that are affected by variation in occupancy levels shall be "grossed-up." For purposes of determining Tenant's Share of Expense Increases, the Base Expenses shall be deemed to have been incurred by Landlord during the Base Expense Year. Base Expenses shall not include market-wide cost increases due to extraordinary circumstances, including but not limited to Force Majeure, security concerns, boycotts, strikes, embargoes or shortages. For purposes of this paragraph, “market-wide cost increases due to extraordinary circumstances” shall mean an actual, material increase in a category of Operating Expenses under this Lease in excess of the amount reasonably budgeted by Landlord for such expense category in the Operating Expenses that is attributable to some unanticipated event or circumstance occurring during the Base Expense Year and that affects the Property for a temporary period of time.

"Expense Increases": Attributable to an Expense Year, shall mean the excess, if any, of the Operating Expenses paid or incurred during such Expense Year equitably adjusted, if less than ninety-five percent (95%) occupancy, to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Property had been occupied during the Expense Year over the Base Expenses. Only those component expenses that are affected by variation in occupancy levels shall be "grossed-up".

"Operating Expenses": All costs and expenses (and taxes, if any, thereon) paid or incurred on behalf of Landlord (whether directly or through independent contractors) in connection with the ownership, management, operation, maintenance and repair of the Property and Common Areas (including any sales or other taxes thereon) during the Term as a first-class office park, including, without limitation:

(a)          supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons to the extent engaged in the operation, maintenance, security, cleaning and repair of the Building and the Common Areas at or below the level of building manager (including the amount of any taxes, social security taxes, unemployment insurance contributions, union benefits) and any on-site employees of Landlord’s property management agent;

(b)          the maintenance, repair and replacement of building systems, including heating, ventilating, air conditioning, plumbing, electrical, mechanical, sewer, fire detection, sprinkler, life safety and security systems, telecommunications facilities, elevators and escalators, exterior windows and doors, tenant directories, emergency generator, and other equipment used in common by, or for the benefit of, occupants of the Building and Common Areas including such repairs and replacements as may be necessary to maintain the same in proper working order and in compliance with all applicable laws and industry performance standards;

(c)          charges of contractors for services and facilities otherwise includable in Operating Expenses, including security, trash removal, cleaning, janitorial, window washing, snow and ice removal, exterior and interior landscaping, the maintenance and repair of the parking facilities, roadways and light poles;

(d)          the cost of utility services for the Building and the Common Areas, including, without limitation, water, sanitary sewer, electricity, gas, fuel oil, steam, chilled water; but excluding electricity supplied to the Premises and billed to Tenant pursuant to Section 5.4 and electricity used by other tenants of the Property within their leased space and billed directly to such tenants;

(e)          the premiums for fire, extended coverage, loss of rents, boiler, machinery, sprinkler, public liability, property damage, earthquake, flood, and other insurance relative to the Property and the operation and maintenance thereof (including the fitness center described below) and unreimbursed costs incurred by Landlord that are subject to an insurance deductible;

(f)          the operation and maintenance of any areas, facilities and amenities located in Common Areas (and in the Building, including, without limitation, the cost of utilities, repairs and insurance associated with such amenities;

(g)          the amortized cost of capital items incurred with respect to the ownership, operation, maintenance and repair of the Property for maintenance, repairs, and replacements amortized over the reasonable life of the capital items as determined in the reasonable judgment of Landlord's accountant in accordance with generally accepted accounting principles together with interest at the greater of nine percent (9%) per annum or Landlord’s borrowing rate for such capital items on the unamortized balance of the cost of the capital item and the installation of capital improvements that are made to the Property by Landlord in order to: (i) reduce (or avoid an increase in) operation or maintenance expenses with respect to the Property, (ii) comply with laws, regulations or orders of any governmental or quasi-governmental authority, agency or department which were enacted or became effective after the date hereof, or (iii) comply with the requirements of Landlord's insurers set forth after the date hereof (but, in any event expressly excluding the cost of any site work performed by or on behalf of Landlord in order to create additional parking on the land currently owned by the Massachusetts Department of Transportation and shown on Exhibit 1.3 as “Future Parking Area” in the event that such land is acquired by Landlord subsequent to the execution hereof);

(h)          office costs of administration; legal and accounting fees and other expenses of maintaining and auditing Property accounting records and preparing Landlord's Statements; and

(i)          fees for management services whether rendered by Landlord (or affiliate) or a third-party property manager in an amount not to exceed the rate of five percent (5%) of gross income from the Property;

Operating Expenses shall not include: (1) utility expenses that are separately metered for any individual tenant in the Property; (2) any expense for which Landlord is reimbursed by a specific tenant by reason of a special agreement or requirement of the occupancy of the Property by such tenant; (3) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants for which Landlord is directly reimbursed by such tenant or tenants; (4) all costs, fees and disbursements relating to activities for the solicitation, negotiation and execution of leases for space in the Property (including but not limited to advertising costs, leasing commissions and attorneys' fees therefor); (5) the costs of alterations to or payment of allowance for, or the decorating or the redecorating of, space in the Property leased to other tenants; (6) except as stated in subparagraph (h) of the definition of Operating Expenses, the costs associated with the operation of the business of the ownership or entity which constitutes "Landlord", including costs of selling, syndicating, financing or mortgaging any of Landlord's interest in the Property; (7) rentals payable under any ground or underlying lease, if any; (8) except as stated in subparagraph (g) of the definition of Operating Expenses, depreciation, interest and principal payments on mortgages and other debt costs, if any; (9) repairs or other work required due to fire or other casualty to the extent of insurance proceeds actually received by Landlord; (10) capital expenses for capital improvements that are not included in the definition of "Operating Expenses"; (11) payments to affiliates of Landlord (excluding property management fees) but only to the extent that they exceed market charges; (12) except as set forth above, costs of constructing any additional buildings or improvements; (13) any increase in the cost of Landlord’s insurance caused by a specific use of another tenant; (14) attorneys' fees, costs, disbursements, and other expenses incurred in connection with the disputes with existing tenants; (15) rent for space which is not actually used by Landlord in connection with the management and operation of the Building; (16) all costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents, contractors or assigns of the terms and conditions of the Lease, or any valid, applicable building code, governmental rule, regulation or law; (17) contingency or replacement reserves; (18) costs incurred in remediation of the Property required as the result of Hazardous Substances therein or thereon; (19) except as permitted above, any capital cost incurred in connection with modifying, removing, upgrading or replacing the Building’s telecommunication systems, including the purchase, installation and operation of any informational displays in the Building’s elevators or lobbies, and (20) costs, other than those incurred in ordinary maintenance and repair, for sculptures, paintings, fountains or other objects of art or the display of such item.

Operating Expenses that are incurred jointly for the benefit of the Building and one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, may be allocated between the Building and the other buildings or properties in accordance with the ratio of their respective rentable areas calculated using a consistent methodology or on any other reasonable basis determined by Landlord. Operating Expenses incurred for the benefit of less than all of the tenants at the Property or in the Building may be allocated among such tenants based on the rentable square footage of their respective premises or on any other reasonable basis determined by Landlord.

"Tenant's Share": Tenant's Share shall be a fraction, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the rentable area of the Building, with respect to Operating Expenses of and pertaining to the Building, and the rentable area of the Property, with respect to Operating Expenses of and pertaining to the office park at the Property. On the Commencement Date the Tenant's Share pertaining to the Property is 4.288% (20,360 RSF/474,820 RSF), and the Tenant’s Share pertaining to the Building is 39.118% (20,360 RSF/52,048 RSF). The Tenant's Share shall be recalculated from time to time in the event that there shall be a change in the rentable area of either the Premises, the Building, or the Property

"Landlord's Statement": An instrument containing a computation of any Additional Rent due pursuant to the provisions of this Article 5.

5.2           Payment of Taxes. Tenant shall pay, as Additional Rent, Tenant's Share of all Taxes payable in respect of any Tax Year falling wholly or partially within the Term, to the extent that Taxes for any such period shall exceed the Base Taxes (which payment shall be adjusted by proration with respect to any partial Tax Year). Within thirty (30) days after the issuance by the Town of Bedford or other applicable governmental authority of the bill for Taxes, Landlord shall submit to Tenant a copy of such bill, together with Landlord's Statement and Tenant shall pay the Additional Rent set forth on such Landlord's Statement (less the amount of estimated payments paid by Tenant on account thereof) as set forth herein. Landlord, at its option, may require Tenant to make monthly payments on account of Tenant's Share of Tax Increases for Tax Years following the Base Tax Year. The monthly payments shall be one-twelfth (1/12th) of the amount of Tenant's Share of Tax Increases and shall be payable on or before the first day of each month during the Term, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided, that, Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time.

5.3           Payment of Operating Expenses. Tenant shall pay to Landlord, as Additional Rent, Tenant's Share of all Operating Expenses in respect of each Expense Year to the extent Operating Expenses for each such Expense Year shall exceed Base Expenses. Tenant shall pay a sum equal to one-twelfth (1/12) of the amount of Tenant's Share of Expense Increases for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided, that, Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time. Landlord shall endeavor, within one hundred twenty (120) days after the expiration of the Base Expense Year and each Expense Year, to prepare and furnish Tenant with Landlord's Statement showing the Base Expenses or the Operating Expenses incurred during such Expense Year. Within thirty (30) days after receipt of Landlord's Statement for any Expense Year setting forth Tenant's Share of any Expense Increase attributable to such Expense Year, Tenant shall pay Tenant's Share of such Expense Increase (less the amount of estimated payments paid by Tenant on account thereof) to Landlord as Additional Rent. If Landlord’s statement shows that the estimated Expense Increases paid by Tenant exceed the actual Expense Increase for such Expense Year, Landlord shall, at Landlord’s election, either (i) reimburse Tenant for the amount so overpaid by Tenant within thirty (30) days after the issuance of Landlord’s Statement, or (ii) credit such amount against Tenant’s estimated Expense Increase payments next coming due (except at the end of the Lease Term, in which cause alternative (i) shall be implemented).

5.4           Payment of Electric Expense. Tenant agrees to pay, or cause to be paid, all charges for electricity consumed in the Premises (or by special facilities serving the Premises). Tenant will comply with all contracts relating to any such services. Tenant’s charges for such utility usage shall be based upon Tenant’s actual usage (without markup by Landlord) based on check metering (i.e., submeters) or separate meters provided as part of the Finish Work for lights, plugs and VAV fan circulation only (not for heating), and specifically excluding the roof top HVAC units serving the Premises, and at Landlord’s option, shall be paid (i) to Landlord or Landlord’s representative (as determined by Landlord) as Additional Rent or (ii) directly to the utility company. If such payments are made to Landlord, during the Term, Tenant's rate of payment shall increase from time to time based upon the increases in rate charged by the utility company to the Landlord; and Landlord shall have the right to issue supplemental billing to Tenant from time to time to account for such increases. The electrical charges payable to Landlord in respect of the Premises shall constitute Additional Rent under this Lease (but shall not be included as an Operating Expense), and shall be due and payable monthly in advance on the first day of each calendar month during the Term. On the Commencement Date and thereafter during the Term, Landlord shall have the right to charge Tenant an estimated amount, payable as Additional Rent on the first of each month, in advance, together with payments of Base Rent, on account of Tenant’s estimated electricity usage based on prior Building history for the first month of the Term and thereafter on Tenant’s actual usage, with an annual reconciliation based on actual meter readings such that Tenant will pay the amount due hereunder.

5.5          Landlord's Statements.

5.5.1           Delivery of Statements. Landlord will deliver Landlord's Statements to Tenant during the Term. Landlord’s delay or failure to render Landlord's Statement with respect to the Base Expense Year, any Expense Year or any Tax Year beyond a date specified herein shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Expense Year or subsequent Tax Year. The obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent incurred during the Term shall survive the expiration or any sooner termination of the Term. If Landlord fails to give Tenant a statement of projected Operating Expenses prior to the commencement of any Expense Year, Tenant shall continue to pay Operating Expenses in accordance with the previous statement, until Tenant receives a new statement from Landlord. Landlord’s Statements shall be conclusive between the parties absent manifest error, subject to the provisions of Section 5.5.2, below.

5.5.2           Tenant Inspection Rights. During the sixty (60)-day period after receipt of any Landlord's Statement (the "Review Period"), Tenant may inspect and audit Landlord's records relevant to the cost and expense items reflected in such Landlord's Statement (a “Tenant Audit”) at a reasonable time mutually agreeable to Landlord and Tenant during Landlord's usual business hours. Each Landlord's Statement shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect. Tenant’s right to conduct any Tenant Audit shall be conditioned upon the following: (a) no monetary Event of Default shall be ongoing at the time that Tenant seeks to conduct the Tenant Audit; (b) in no event shall any Tenant Audit be performed by a firm retained on a “contingency fee” basis; (c) the Tenant Audit shall be concluded no later than thirty (30) days after the end of the Review Period; (d) any Tenant Audit shall not unreasonably interfere with the conduct of Landlord’s business; (e) Tenant and its accounting firm shall treat any information gained in the course of any Tenant Audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing any Tenant Audit; (f) Tenant’s accounting firm’s audit report shall, at no charge to Landlord, be submitted in draft form for Landlord’s review and comment before the final approved audit report is delivered to Landlord, and Landlord shall have the right to point out errors or make suggestions with respect to such audit report, and any appropriate comments or clarifications by Landlord which are accepted by Tenant’s auditor shall be incorporated into the final audit report, it being the intention of the parties that Landlord’s right to review is intended to prevent errors and avoid the dispute resolution mechanism set forth below and not to unduly influence Tenant’s auditor in the preparation of the final audit report; and (g) the Tenant Audit shall be conducted by Tenant at its sole cost and expense unless the results of such Tenant Audit show that Landlord’s Statement overstated the amount of Operating Expenses owed by Tenant for the relevant billing period by more than five percent (5%) in which case Landlord shall be responsible for payment of such costs and expenses. If Tenant makes a timely exception within the Review Period, Tenant shall nonetheless pay the amount shown on the Landlord’s Statement in the manner prescribed in this Lease, without any prejudice to such exception, and any overpayments identified during any Tenant Audit, if any, shall be applied as a credit against the amount of Additional Rent owed by Tenant immediately following the Tenant Audit.

5.6           Adjustments. If the actual amount of Tenant's Share of the Expense Increases for any Expense Year or Tenant's Share of Tax Increases for any Tax Year exceeds the estimated amount thereof paid by Tenant for such Expense Year or Tax Year, then Tenant shall pay to Landlord the difference between the estimated amount paid by Tenant and the actual amount of such Additional Rent payable by Tenant. This Additional Rent payment shall be due and payable within thirty (30) days following delivery of Landlord's Statement. If the total amount of estimated payments made by Tenant in respect of Tenant's Share of Expense Increases for such Expense Year or Tenant's Share of Tax Increases for any Tax Year shall exceed the actual amount of such Additional Rent payable by Tenant, then such excess amount shall be credited against the monthly installments of Additional Rent due and payable from Tenant to Landlord hereunder until such amount shall have been refunded in full to Tenant (or refunded in accordance with Section 5.3). Any excess payments made by Tenant during the Term that have not been so applied and are outstanding at the end of the Term shall be paid to Tenant promptly following delivery of Landlord's Statement for the final Expense Year and final Tax Year, as applicable. Even though the Term has expired and Tenant has vacated the Premises, when final determination is made of Tenant's Share of Expense Increases or Tax Increases for the year in which this Lease terminates, Tenant shall pay any increase due over the estimated Expense Increases or Tax Increases paid within fifteen (15) days after Landlord’s delivery of Landlord’s Statement therefor.

ARTICLE 6          SERVICES AND UTILITIES

6.1         Services. Landlord shall provide the following services to the Building and Premises (subject to Tenant’s reimbursement and payment obligations therefore in accordance with the operation of Article 5 hereof):

(a)          Janitor services in and about the Premises in accordance with the cleaning specifications set forth in Exhibit 6.1, Saturdays, Sundays and union and state and federal government holidays (the “Holidays”) excepted. Tenant shall not provide any janitor service without Landlord’s written consent. If Landlord’s consent is given, such janitor services shall be subject to Landlord’s supervision and control, but shall be performed at Tenant’s sole cost and responsibility.

(b)          Heat and air-conditioning as required to maintain comfortable temperature (excluding specialized temperature and humidity control for computers, printers and other equipment) daily from 8:00 a.m. to 6:00 p.m. Monday through Friday (“Normal Business Hours”), Saturdays, Sundays and Holidays excepted, consistent with such service typical of comparable buildings in the Route 128 North submarket.

(c)          Hot running water for lavatory purposes and cold water for cleaning, landscaping, grounds maintenance, fire protection, drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord or by Tenant with Landlord’s written consent. If Tenant’s water use increases beyond customary office user levels, Landlord shall have the right to install a water meter at Tenant’s expense and to charge Tenant as Additional Rent for its water consumption in the Premises in accordance with readings from such meter.

(d)          Distribution of electric current from providers selected by Landlord, in amounts required for normal lighting by building standard lighting overhead fixtures and for electrical outlets for normal business operations, including without limitation, personal computers, copiers, facsimiles and other ordinary business equipment, subject, however, to Landlord’s approval of Tenant’s final electrical plan for the Premises (but specifically excluding electric current surge protection).

(e)          Maintenance of the Common Areas so that they are clean and free from accumulations of debris, rubbish and garbage and exterior drives, walkways and parking areas free of accumulations of snow.

(f)          Access by Tenant to the Premises and use of designated elevator service twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, except for emergency situations outside of Landlord’s control and subject to the operation of Landlord’s computerized access system at the Building’s entrances and to Landlord’s Rules and Regulations. Overtime HVAC and other services shall be available as provided in Section 6.2 hereof.

Landlord shall have the right to select the utility providers and Tenant shall pay all actual costs associated with obtaining the utility service as provided in Article 5 hereof. Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described herein, subject to the conditions and in accordance with the standards set forth herein. Landlord’s failure to furnish any of such services when such failure is caused by accidents, the making of repairs, alterations or improvements, labor difficulties, difficulty in obtaining adequate supply of fuel, electricity, steam, water or other service or supplies from the sources from which they are usually obtained for the Building, or governmental constraints or any other cause beyond Landlord’s reasonable control, shall not result in any liability to Landlord. Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly.

Notwithstanding the foregoing, if there shall be an interruption, curtailment or suspension of any service necessary for the occupancy of the Premises and required to be provided by Landlord pursuant to this Section 6.1 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of all or a material portion of the Premises (a “Service Interruption”), and if (i) such Service Interruption shall continue for five (5) consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the “Service Interruption Notice”), (ii) such Service Interruption is not the result of Force Majeure or any of Tenant’s acts or omissions, and (iii) the restoration of such Service Interruption is in the reasonable control of Landlord, then Tenant shall be entitled to an equitable abatement of Base Rent, based on the nature and duration of the Service Interruption, the area of the Premises affected, and the then current Base Rent amounts, for the period that shall begin on the 6th day of such Service Interruption and that shall end on the day such Service Interruption ceases. Notwithstanding anything in this Lease to the contrary, but subject to Article 10 and Article 11 (which shall govern in the event of a casualty or condemnation), the remedies expressly provided in this paragraph shall be Tenant’s sole recourse and remedy in the event of an interruption of Landlord services to the Premises

6.2         Additional Services. Landlord shall impose reasonable charges and may establish reasonable rules and regulations for the following: (a) the use of any heating, air-conditioning, ventilation, electric current or other utility services or equipment by Tenant after Normal Business Hours (“Overtime HVAC”); (b) the use or consumption of any other building services, supplies or utilities after Normal Business Hours and any unanticipated, additional costs incurred by Landlord to operate the Building after Normal Business Hours as a result thereof; (c) additional or unusual janitorial services required because of any non-building standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant’s business (including the operation of Tenant’s business after Normal Business Hours); and (d) the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord’s normal cleaning of the Premises in accordance with Exhibit 6.1. The expense charged by Landlord to Tenant for any Overtime HVAC shall be (i) reasonably calculated by Landlord based on Landlord’s actual historical costs (which shall include the cost of utilities, repairs and maintenance, and additional wear and tear on the HVAC equipment), currently, $100 per hour, (ii) shall be adjusted from time to time to reflect Landlord’s actual costs, and (iii) shall constitute Additional Rent and shall be payable in accordance with Section 4.4.

6.3         Excessive Current.

6.3.1           Prohibited Activities. Tenant shall comply with the conditions of occupancy and connected electrical load reasonably established by Landlord for the Building and Tenant shall not use utilities or other services in excess of the services described above in Section 6.1 or in a manner which exceeds or interferes with any Building systems or service equipment or Landlord’s ability to provide services to other tenants in the Building. Tenant shall not, without Landlord’s prior consent in each instance, connect air conditioning equipment, computers, (excluding personal computers and printers and office copiers and facsimile machines), major appliances (excluding coffee makers, microwave ovens and other similar food preparation appliances) or heavy duty equipment (“High Usage Equipment”) to the Building’s electrical system. Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises, Landlord agreeing that normal office use by Tenant based upon the occupancy level indicated on the Final Concept Plans (as defined in the Work Letter) by Tenant shall not exceed such capacity. Tenant shall not, without prior consent of Landlord in each instance, make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, machines, equipment or other appliances in the Premises which utilize electrical energy.

6.3.2           Landlord’s Right to Survey Usage. Landlord may survey Tenant’s use of services from time to time. Tenant shall pay Landlord all costs arising out of any excess use or other connection of High Usage Equipment, including the cost of all repairs and alterations to the Building’s mechanical and electrical systems (including the installation of meters) and the cost of additional electricity made available to Tenant, if any. Such costs shall constitute Additional Rent and Tenant shall pay such costs pursuant to Section 4.4.

6.4         Maintenance of Common Areas. The manner in which the Common Areas are maintained and operated and the expenditures therefore shall be at the sole discretion of Landlord and in accordance with the standards of comparable buildings in the Bedford submarket of the Route 128 North submarket. Landlord reserves the right from time to time to (a) make changes in the shape, size, location and appearance of the land and improvements which constitute the Common Areas, provided that Landlord shall not materially impair the Tenant’s ability to operate its business or reasonable access to the Premises, except temporary impairments required by said changes; (b) make such improvements, alterations and repairs to the Common Areas as may be required by governmental authorities or by utility companies servicing the Property; (c) construct, maintain and operate lighting and other facilities on all said areas and improvements; (d) grant exclusive parking rights to Property tenants; and (e) to add or remove improvements and facilities to or from the Common Areas. The use of the Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time, including (but not by way of limitation) the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord’s counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein; provided, however, Landlord shall do so at such times and in such manner as shall minimize any disruption to Tenant to the extent reasonably possible.

Landlord further reserves the right to add to the Property and to develop and finance additions and other improvements in the Common Areas of the Property as it may determine in its discretion. This may entail subdivision of the land at the Property, a separate ground lease of a portion of the land at the Property, or creation of a condominium or common interest community in a manner that allows development of any addition or other improvements as an independent project. In the case of the development of any addition or other improvements as an independent project, the same shall be excluded from the term "Property" as used in this Lease. In the event any land is added to the Property, Exhibit 1.1-2 shall be deemed amended accordingly. In the event the Property, as originally defined herein, is subdivided, then the term "Property" shall be deemed to refer only to the parcel or parcels of land on which the Building is located and Exhibit 1.1-2 shall be deemed amended accordingly. In the event the Property is submitted to a condominium regime, the Property shall be deemed to be the condominium unit in which the Building is located and all common areas and facilities of the condominium. This Lease shall be subject and subordinate to any such subdivision, ground lease, or condominium (and covenants and easements granted in connection therewith) so long as the same are not inconsistent in any material respect with Tenant's rights under this Lease. Tenant agrees to enter into any instruments reasonably requested by Landlord in connection with the foregoing so long as the same are not inconsistent with the rights of Tenant under this Lease, including a subordination of this Lease to a ground lease or documents creating a condominium or common interest community at the Property. Tenant agrees not to take any action to oppose any application by Landlord for any permits, consents or approvals from any governmental authorities for any redevelopment or additional development of all or any part of the Property, and will use all commercially reasonable efforts to prevent any of Tenant's subtenants or assigns, and Tenant's and their respective officers, directors, employees, agents, contractors and consultants (collectively, "Tenant Responsible Parties") from doing so. For purposes hereof, action to oppose any such application shall include, without limitation, communications with any governmental authorities requesting that any such application be limited or altered. Also for purposes hereof, commercially reasonable efforts shall include, without limitation, commercially reasonable efforts, upon receiving notice of any such action to oppose any application on the part of any Tenant Responsible Parties, to obtain injunctive relief, and, in the case of a subtenant, exercising remedies against the subtenant under its sublease.

6.5         Access to Premises.

6.5.1           Landlord’s Right of Entry. Landlord shall have the right to enter the Premises without abatement of Rent at all reasonable times upon reasonable prior notice to Tenant (except in emergencies when no advance notice shall be required), (a) to supply any service to be provided by Landlord to Tenant hereunder, (b) to show the Premises to Landlord’s Mortgagee and to prospective purchasers, mortgagees and, during the last twelve (12) months of the Term, tenants, (c) to inspect, alter, improve or repair the Premises and any portion of the Property, and (d) to introduce conduits, risers, pipes and ducts to and through the Premises, provided that in exercising any such right, Landlord will cause all such conduits, risers, pipes and ducts to be placed above dropped ceilings, within walls, or below floors or in closets, to the extent reasonably practicable. In conducting any such activities, Landlord shall use reasonable efforts not to disrupt the conduct of Tenant’s business operations.

6.5.2           Tenant’s Keys. For each of the purposes stated above in this Section 6.5, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, or special security areas, and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises.

6.6         Cafeteria and Fitness Center. The Common Areas may contain a fitness center (the “Fitness Center”) and a cafeteria (the “Cafeteria”) that will be operated and maintained by the Landlord (or an operator selected by the Landlord). The Cafeteria and Fitness Center, if any, may not be temporarily available from time to time due to construction activities, repairs, maintenance or alterations, or a change in the managing or operating company hired by Landlord, and Landlord reserves the right to change the use of such facilities if the same is uneconomic or insufficiently used by tenants of the Building or Property in which case such facilities shall be subject to discontinuance and removal by Landlord, as determined by Landlord in its sole discretion. Landlord agrees to make the Fitness Center (and its facilities and equipment), if any, available to Tenant’s employees on a direct, non-exclusive basis subject to (a) Landlord’s Rules and Regulations regarding the use thereof; (b) payment of a monthly or other periodic user fee; and (c) execution of a waiver of liability and indemnity agreement for Landlord’s benefit in form and substance satisfactory to Landlord prior to such person’s use of the Fitness Center. If, at any time, the Fitness Center and/or Cafeteria are located within the Property in an area outside of the Building, Tenant acknowledges and agrees that Tenant’s use of such facilities shall be subject to discontinuance if the Building and Property are no longer owned by the same entity.

ARTICLE 7          CONDUCT OF BUSINESS BY TENANT

7.1         Permitted Use. The Premises shall be used and occupied only for general office purposes and customary accessory uses ancillary to office, as permitted per Applicable Laws (the “Permitted Use”), but expressly excluding medical, clinical, government and education (as distinguished from training of staff) offices. Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the Permitted Use specifically set forth above or in any illegal manner, or in any manner that, in Landlord's judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Property, or with the proper and economical rendition of any such service, or with the use and enjoyment of any part of the Property by any other tenant or occupant. In no event shall the Permitted Use include any governmental, medical, clinical, retail and/or laboratory uses. Tenant agrees that it will not exceed the maximum floor bearing capacity for the Premises.

7.2         Tenant's Personal Property. Tenant shall be responsible for any ad valorem taxes on its personal property (whether owned or leased) and on the value of its leasehold improvements in the Premises (which are in excess of building standard improvements), and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the impositions to such improvements and charge Tenant for the same as Additional Rent.

7.3         Compliance with Laws.

7.3.1           Tenant’s Compliance Obligations. From and after the Commencement Date, Tenant, at Tenant's expense, shall comply promptly with the laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Term including, without limitation, the Americans with Disabilities Act ("ADA"), and all applicable federal, state and municipal building, zoning, fire, health, safety and environmental laws (the “Applicable Laws”) that shall impose any duty on Tenant with respect to the Premises or the use, occupancy or operation thereof. Tenant will obtain and maintain in full force and effect any and all licenses and permits necessary for its use. Tenant shall make any Alterations in or to the Premises in order to comply with the foregoing, which are necessitated or occasioned, in whole or in part by the use or occupancy or manner of use, occupancy or operation of the Premises by Tenant or any of its officers, employees, agents, contractors, invitees, licensees or subtenants (the "Tenant Parties"). Notwithstanding the foregoing, Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building or any of the life safety systems serving the Premises unless the same are (x) required by Tenant’s particular use of the Premises (as opposed to office use, generally) or (y) result from any Alterations (as defined below) made by Tenant.

7.3.2           Landlord’s Compliance Obligations. Landlord shall comply with all Applicable Laws in effect from time to time during the Term that shall impose any duty on Landlord with respect to the Common Areas, excluding any matters that are Tenant's responsibility under this Lease or the responsibility of other tenants of the Property. The Premises and the Finish Work designed and constructed by Landlord will conform upon completion to all Applicable Laws, including, without limitation, the requirements of Title III of the ADA. Notwithstanding anything to the contrary contained herein, from and after the Commencement Date, Tenant shall be responsible for legal compliance, including the requirements of the ADA, with respect to (a) any and all requirements on account of Tenant's particular use of, or operations in, the Premises (as opposed to office use, generally), and (b) all Alterations designed or constructed by Tenant or its contractors or agents.

7.4         Landlord's Rules and Regulations. Tenant shall observe and comply with the rules and regulations attached to this Lease as Exhibit 7.4, and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the "Rules and Regulations"). Tenant shall not use or permit the use of the Premises in any manner that will create waste or a nuisance, or which shall tend to unreasonably disturb other tenants of the Property.

7.5         No Liens. Tenant shall keep the Premises and Property free from any liens or encumbrances arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. Any claim to, or lien upon, the Premises or the Property arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises and the Property. If any mechanics' or other lien shall be filed against the Premises or the Property purporting to be for services, labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within ten (10) days after the filing thereof.

7.6         Hazardous Substances.

7.6.1           Prohibition on Use; Remediation. Tenant shall not generate, store (except customary cleaning supplies maintained in small quantities and in a manner consistent with reasonable commercial office practices if stored, used and disposed of, in accordance with all Applicable Laws and the fire protection requirements of any Property insurers), dispose of or release, or permit the storage, use, disposal or release of, any “Hazardous Substances” (as defined below), in, above, on or under the Premises or the Property. Tenant shall promptly remove, clean up and remediate any Hazardous Substance on the Premises in accordance with Applicable Laws, provided that the presence of such Hazardous Substance resulted from the action or inaction of Tenant, or any Tenant Parties; provided, however, Landlord reserves the right to notify Tenant that it will conduct the remediation and, in such case, Landlord shall remediate such condition and Tenant shall reimburse Landlord for all costs and expenses upon written demand by Landlord.

7.6.2           Hazardous Substances. As used in this Lease, the term "Hazardous Substances" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, hazardous material, hazardous chemical substance or mixture, pollutant or contaminant under the Comprehensive Environmental response Compensation and Liability Act, as amended (42 U.S.C. §9601 et seq.), Hazardous Materials Transportation Act, as amended (49 U.S.C. §1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901 et seq.), Toxic Substances Contract Act, as amended (15 U.S.C. §2601 et seq.), or which is now or hereafter regulated under any Applicable Laws, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product or material, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous.

ARTICLE 8          ALTERATIONS, IMPROVEMENTS AND SIGNAGE

8.1         Landlord’s Obligations. Landlord will maintain in good repair, reasonable wear and use, (except casualty and condemnation which shall be governed by Article 10 and Article 11, respectively) (a) all structural components of the Building and Common Areas, including, without limitation, the roof structure, foundation, exterior and load-bearing walls, the structural floor slabs; (b) the Building Systems (defined below in Subsection 8.3.1) serving the Building (excluding any Building Systems that exclusively serve Tenant and any Tenant installations, fixtures and supplemental HVAC units that are dedicated to Tenant’s exclusive use). The cost of this maintenance and repair shall be included in Operating Expenses and shall be subject to reimbursement under Article 5 hereof to the extent provided therein. Maintenance and repair expenses caused by Tenant’s willful misconduct or negligent acts or omissions shall be paid directly to Landlord by Tenant in accordance with Section 4.4, and shall not constitute an Operating Expense.

8.2         Tenant’s Obligations. Tenant shall take good care of the Premises, any Building Systems that exclusively serve Tenant, and any Tenant installations, fixtures and supplemental HVAC units that are dedicated to Tenant’s exclusive use), and at Tenant’s cost and expense, shall make all repairs and replacements necessary to preserve the same in good working order and in a clean, safe and sanitary condition, and will suffer no waste. Tenant shall maintain, at its own expense, in good order, condition and repair to Landlord’s reasonable satisfaction, all plumbing facilities and electrical fixtures and devices (including replacement of all lamps, starters and ballasts) located within the Premises. Tenant shall repair, at its cost, all deteriorations or damages to the Property occasioned by its negligent acts or omissions or willful misconduct. If Tenant does not make such repairs to the Building within twenty (20) days following notice from Landlord, Landlord may, but need not, make such repairs, and Tenant shall pay the cost thereof as provided in Section 8.7 hereof.

8.3         Tenant’s Alterations.

8.3.1           Landlord’s Consent to Alterations. Tenant shall not make or permit any improvements, installations, alterations or additions (“Alterations”) in or to the Premises, the Building or the Property that involve or affect the structural portions of the Premises or the Property (the “Building Structure”) or any of the Property’s HVAC, mechanical, electrical, telecommunications, cabling, plumbing or other systems or equipment (the “Building Systems”) or the interior walls or corridors within the Premises. Tenant may make Alterations to the Premises that do not involve or affect the Building Structure or the Building Systems, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building, or which would violate any certificate of occupancy for the Building or any other permits or licenses relating to the Building. Landlord’s prior written consent shall not be required for minor decorations in the Premises for which Tenant provides advance notice to Landlord and which do not exceed $25,000.00 in the aggregate on an annual basis.

8.3.2           Construction Standards. All Alterations made by or on behalf of Tenant shall be made and performed: (a) by contractors or mechanics approved by Landlord in its reasonable discretion, who shall carry liability insurance of a type and in such amounts as Landlord shall reasonably require, naming Landlord and Tenant as additional insureds, (b) in a good and workmanlike manner, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation and shall be in conformity with Landlord’s building standard specifications, as the same may be amended by Landlord and in effect at such time, (d) in accordance with all Applicable Laws, and (e) pursuant to plans, drawings and specifications (“Tenant’s Plans”) which have been reviewed and approved by Landlord prior to the commencement of the repairs or replacements and approved by, and filed with, all applicable governmental authorities (the “Construction Standards”).

8.3.4           Security System. Subject to Tenant’s compliance with the provisions of Subsection 6.5.2 and Subsection 8.3.2 above, Tenant shall have the right to install, at its expense, a security system to secure the Premises.

8.4           Tenant’s Property. All trade fixtures, furnishings, equipment and personal property placed in the Premises by Tenant and all computer, telecommunications or other cabling and wiring installed in the Premises or elsewhere at the Property by or for the benefit of Tenant (collectively, the “Tenant’s Property”) shall be removed by Tenant at the expiration of the Term. Tenant shall, at its cost and expense, repair any damage to the Premises or the Property caused by such removal. Any of Tenant’s Property not removed from the Premises prior to the Expiration Date shall, at Landlord’s option, become the property of Landlord. Landlord may remove such Tenant’s Property, and Tenant shall pay to Landlord, Landlord’s cost of removal and of any repairs in connection therewith in accordance with Section 4.4 hereof.

8.5           Ownership and Removal. All additions, fixtures and improvements attached to or installed in or upon the Premises by Tenant or by Landlord shall be Landlord’s property and shall remain upon the Premises at the termination of this Lease without compensation or allowance or credit to Tenant.  Provided that Landlord so notifies Tenant at the time Landlord grants its consent to alterations or additions (other than approvals with respect to Alterations which are structural in nature, affect the Building Structure or the Building Systems, or are above Building standard, with respect to which no such notification by Landlord shall be required), Landlord may require at the Expiration Date, or the sooner date of termination of this Lease, that Tenant, at Tenant’s expense, remove any of Tenant’s Property or Alterations which have been attached to or installed in the Premises (excluding the Finish Work to the extent consistent with Schedule 1.1 to the Work Letter attached to the Lease, which may remain upon the Premises at the termination of this Lease, with the exception of any computer, telecommunications or other cabling and wiring, and any specialized equipment or supplemental HVAC units that may be included therein), and if Tenant fails to do so, then Landlord may remove the same and, Tenant shall pay to Landlord the cost of such removal and of any repairs for any damage to the Premises or Property in connection therewith.

8.6           Surrender. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in as good condition as when Tenant took possession, ordinary wear and tear and damage by fire or other casualty excepted, and otherwise as is required in Article 8. In addition, at such time Tenant shall remove all Hazardous Substances stored, or disposed of, or generated by Tenant in its use or operation of the Premises and all equipment and materials contaminated or affected by such Hazardous Substances in conformity with the Hazardous Substance laws.

8.7           Tenant’s Failure to Maintain. If Landlord gives Tenant written notice of the necessity of any repairs or replacements required to be made under Section 8.2 and Tenant fails to commence diligently to cure the same within twenty (20) days thereafter (except that no notice will be required in case of any emergency repair or replacement necessary to prevent substantial damage or deterioration), Landlord, at its option and in addition to any other remedies, may proceed to make such repairs or replacements and the expenses incurred by Landlord in connection therewith plus five percent (5%) thereof for Landlord’s supervision, shall be due and payable from Tenant in accordance with Section 4.4 hereof, as Additional Rent; provided, that, Landlord’s making any such repairs or replacements shall not be deemed a waiver of Tenant’s default in failing to make the same.

8.8           Signs. Landlord shall provide Tenant with a listing on the Building directory located in the Building lobby. Except as expressly set forth in this Section 8.8, Tenant shall not place or erect any signs, monuments or other structures in or on the Building or Property. Except as expressly set forth in this Section 8.8, Tenant shall not place any signage on the exterior of the Premises nor on the inside of the Premises which are visible from the exterior of the Premises. Tenant shall pay for all costs to change signage as a result of a change in the name of the business occupying the Premises. Notwithstanding the foregoing, Tenant may install an identification sign at the entrance to the Premises in accordance with the provisions of Section 8.3, above, subject to Landlord’s reasonable approval.

Subject to Landlord’s reasonable approval as to design and method of installation, and to Applicable Laws, Tenant, at its sole cost and expense, shall have the right, prior to the Commencement Date, to install and thereafter maintain one sign, of a size and in the location identified on Exhibit 8.8 attached hereto, which sign shall identify the originally named Tenant hereunder (the “Exterior Building Signage”). Tenant shall be responsible, at Tenant’s expense, for obtaining all permits related to the installation and maintenance of the Exterior Building Signage. The provisions of this paragraph are personal to the originally named Tenant and any Affiliate (as defined in Section 12.6 of this Lease) pursuant to a Permitted Transfer (as defined in Section 12.6 of this Lease). If the Exterior Building Signage requires municipal or other governmental approval, and such approval is denied, Landlord shall not be deemed to be in default hereunder and this Lease shall continue in full force and effect. If Tenant does not install the Exterior Building Signage within the twelve (12) month period following the Commencement Date (as the same may be reasonably extended due to any delay caused by Force Majeure) in accordance with this Section 8.8, then Tenant’s rights to install Exterior Building Signage shall terminate. Landlord shall have the right to relocate the Exterior Building Signage on a temporary basis in connection with the maintenance and repair of the Building.

ARTICLE 9           INSURANCE

9.1           Tenant’s Insurance. Tenant, at its own expense, shall provide and keep in force with companies which are rated A/XV or better by A.M. Best Company and licensed in the Commonwealth of Massachusetts: (a) combined single limit commercial general liability insurance insuring against liability for personal injury and property damage, including contractual liability, in the amount of $4,000,000.00 per occurrence/$4,000,000.00 annual aggregate limit which may be achieved through a combination of General Liability and umbrella insurance (provided that any umbrella coverage is on a ‘following-form’ basis); (b) “Special Form” property insurance, including standard fire and extended coverage insurance, in amounts necessary to provide replacement cost coverage, for Tenant’s Property, machinery, electronic data and any Alterations in which Tenant has an insurable property interest, including, without limitation, vandalism and malicious mischief and sprinkler leakage coverage, and “all risk” Builder’s Risk insurance, completed value, non-reporting form at any time that Tenant has commenced construction of any leasehold improvements or any Alterations, and at any time any other construction activities are underway at the Premises; (c) plate glass insurance for the Premises (if applicable); (d) Workers’ Compensation Insurance in statutory limits as required by applicable law; and (e) any other insurance reasonably required by Landlord. At Landlord’s request, which shall be made no more often than once every three (3) years (unless required by Applicable Laws), the amounts and kinds of insurance coverages described herein may be reasonably increased or expanded to reflect amounts and coverages then typically being carried for similar business operations in institutionally owned or financed properties.

9.2           Delivery of Policies. Each such insurance policy shall: (a) be provided in form, substance and amounts (where not above stated) satisfactory to Landlord and to Landlord’s Mortgagee in their reasonable discretion; (b) specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder); (c) shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord. Tenant shall insure that Landlord shall receive thirty (30) days’ written notice prior to any cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies. All such insurance certificates shall provide that Landlord, its mortgagees, any ground lessors and Landlord’s managing agent shall each be named as an additional insured. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor. Tenant’s compliance with the provisions of this Article 9 shall in no way limit Tenant’s liability under any of the other provisions of this Lease.

9.3           Increased Insurance Risk. Tenant shall not do or permit anything to be done, or keep or permit anything to be kept in the Premises, which would: (a) be in violation of any governmental law, regulation or requirement, (b) invalidate or be in conflict with the provision of any fire or other insurance policies covering the Property or any property located therein, (c) result in a refusal by fire insurance companies of good standing to insure the Property or any such property in amounts required by Landlord’s Mortgagee (as hereinafter defined) or reasonably satisfactory to Landlord, (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or (e) cause any increase in the fire insurance rates applicable to the Property or property located therein at the beginning of the Term or at any time thereafter. In the event that any use of the Premises by Tenant increases such cost of insurance, Landlord shall give Tenant written notice of such increase and a reasonable opportunity to cure its use to prevent such increase; provided, however, if Tenant fails to do so, Tenant shall pay such increased cost to Landlord in accordance with Section 4.4 hereof. Acceptance of such payment shall not be construed as a consent by Landlord to Tenant’s such use, or limit Landlord’s remedies under this Lease.

9.4           Indemnity. Tenant shall defend with counsel approved by Landlord in Landlord’s reasonable discretion, indemnify and hold harmless Landlord, all employees, officers, directors, partners, members and shareholders of Landlord, Mortgagees of the Property and any other party having an interest therein from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or with respect to (a) any injury to or death of any person or damage to or loss of property in, on or about the Premises or connected with the use, condition or occupancy of any thereof, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, (b) any breach or violation by Tenant of any of the terms, conditions or provisions of this Lease, (c) any act, omission, fault, misconduct, negligence or violation of applicable laws and regulations by Tenant or any Tenant Parties, (d) any Hazardous Substances or other pollutants brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged on, in or from the Premises or the Property, or allowed, permitted or suffered to be brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged thereon, therein or therefrom, by Tenant or any Tenant Parties, in violation of Section 7.6 or otherwise, (e) any construction or other work by Tenant on or about the Premises pursuant to Article 8 or otherwise.

9.5           Tenant’s Use and Occupancy. Tenant’s use and occupancy of the Premises and the Property and use by all Tenant Parties, and all Tenant’s and said parties’ furnishings, fixtures, equipment, improvements, materials, supplies, inventory, effects and property of every kind, nature and description which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be in, on or about the Premises, shall be at Tenant’s and said parties’ sole risk and hazard. To the extent permitted pursuant to Applicable Law, Landlord shall not be liable to Tenant or any other party for injury to or death of any person or damage to or destruction of any property in, on or about the Premises, nor for any interruption in Tenant’s use of the Premises or the conduct of its business therein, nor for any other losses, damages, costs, expenses or liabilities whatsoever, including without limitation where caused by fire, water, explosion, collapse, the leakage or bursting of water, steam, or other pipes, any environmental or other condition in, on, or about the Premises, or any other event, occurrence, condition or cause, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. It is Tenant’s responsibility to maintain insurance against any such loss or casualty.

9.6           Waiver of Subrogation Rights.

9.6.1           Mutual Waiver. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby agree and hereby waive any and all rights of recovery against each other for loss or damage occurring to the Premises or the Property or any of Landlord’s or Tenant’s Property contained therein regardless of the cause of such loss or damage to the extent that the loss or damage is covered by the injured party’s insurance or the insurance the injured party is required to carry under this Lease, whichever is greater (without regard to any deductible provision in any policy). This waiver does not apply to claims caused by a party’s willful misconduct. This waiver also applies to each party’s directors, officers, employees, shareholders, and agents.

9.6.2           Insurance Policy Coverage. Each party will assure that its insurance permits waiver of liability and contains a waiver of subrogation. Each party shall secure an appropriate clause in, or an endorsement to, each insurance policy obtained by or required to be obtained by Landlord or Tenant, as the case may be, under this Lease, pursuant to which the insurance company: (a) waives any right of subrogation against Landlord or Tenant as the same may be applicable, or (b) permits Landlord or Tenant, prior to any loss to agree to waive any claim it might have against the other without invalidating the coverage under the insurance policy. If, at any time, the insurance carrier of either party refuses to write (and no other insurance carrier licensed in Massachusetts will write) insurance policies which consent to or permit such release of liability, then such party shall notify the other party and upon the giving of such notice, this Section 9.6.2 shall be void and of no effect.

ARTICLE 10           CASUALTY

10.1         Damage or Destruction.

10.1.1           Landlord’s Repair Obligation. Tenant shall give prompt notice to Landlord of any damage by fire or other casualty (a “Casualty”) to the Premises or any portion thereof. During the thirty (30)-day period following the occurrence of a Casualty (the “Notice Period”), Landlord will notify Tenant of Landlord’s estimate (the “Landlord’s Estimate”) of the period of time required to complete the restoration work. In the event that the Premises, or any part thereof, or access thereto, shall be so damaged or destroyed by fire or other insured Casualty that the Tenant shall not have reasonably convenient access to the Premises or any material portion of the Premises shall thereby be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.1, and if in the judgment of the Landlord the damage or destruction may be repaired within three hundred sixty five (365) days with available insurance proceeds, then the Landlord shall so notify the Tenant and shall repair such damage or destruction as provided in Section 10.4 hereof with reasonable diligence, subject to the limitations, if any, of Applicable Laws. If in the judgment of the Landlord the Premises, or means of access thereto, cannot be repaired within two hundred seventy (270) days after the elapse of the Notice Period with available insurance proceeds, then either party shall have the right to terminate the term of this Lease by giving written notice of such termination to the other party within the period of thirty (30) to forty-five (45) days after the occurrence of the Casualty. If the reconstruction period estimated by Landlord is more than two hundred seventy (270) days and neither party terminates this Lease on account thereof, Landlord shall repair such damage or destruction as provided in Section 10.4 hereof with reasonable deliveries subject to the limitations, if any, of Applicable Laws to be the period so estimated by Landlord.

10.1.2           Failure to Complete Repairs; Rights of Termination. If Landlord is obligated, or elects to repair the damage to the Premises and fails to substantially complete the repairs within the longer of the period of time required or permitted by this Section 10.1 or the time set forth in Landlord’s Estimate plus a contingency period equal to 10% of the time set forth in Landlord’s Estimate (as the same may be reasonably extended due to any delay caused by Force Majeure) (the “Reconstruction Period”) then, Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord not later than ten (10) days following the end of the Reconstruction Period.

10.2         Abatement of Rent. Base Rent and Additional Rent shall not be abated or suspended if, following any Casualty, Tenant shall continue to have reasonably convenient access to the Premises and the Premises are not rendered unfit for use and occupancy. If Tenant shall not have reasonably convenient access to the Premises or any portion of the Premises shall be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.1 by reason of such Casualty, then Rent shall be equitably suspended or abated relative to the portion of the Premises that cannot be used by Tenant for any of its business operations, effective as of the date of the Casualty until Landlord has (a) substantially completed the repair of the Premises and the means of access thereto, and (b) has delivered notice thereof to Tenant.

10.3         Events of Termination. Notwithstanding the provisions of this Article 10, if, prior to or during the Term the Property shall be so damaged by Casualty that, in Landlord’s reasonable estimate, the cost to repair the damage will be more than twenty-five percent (25%) of the replacement value of the Building or the buildings located at the Property immediately prior to the occurrence of the Casualty (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, may give to Tenant, within ninety (90) days after such Casualty, a sixty (60) days’ notice of the termination of this Lease and, in the event such notice is given, this Lease and the term shall terminate upon the expiration of such sixty (60) days with the same effect as if such date were the Expiration Date. If more than twenty-five percent (25%) of the gross rentable area of the Premises shall be wholly or substantially damaged or destroyed by Casualty at any time during the last six (6) months of the Term, either Landlord or Tenant may terminate this Lease by delivery of written notice of such termination to the other party within thirty (30) days after the occurrence of such damage.

10.4         Scope of Landlord’s Repairs. In the event Landlord elects or shall be obligated to repair or restore any damage or destruction to the Premises pursuant to this Article 10, Landlord shall not be obligated to restore or replace Tenant’s Property or Tenant’s Alterations or reconstruct the Finish Work except such building standard Finish Work. No damages, compensation or claim shall be payable by the Landlord to Tenant, or any other person, by reason of inconvenience, loss of business or annoyance arising from any damage or destruction, or any repair thereof, as is referred to in this Article 10.

ARTICLE 11           CONDEMNATION

11.1         Entire Condemnation. In the event that the whole of the Premises shall be taken under the power of eminent domain or by any proceeding for taking for public or quasi-public use (a “Condemnation”), this Lease and the term and estate hereby granted shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such taking.

11.2         Partial Condemnation.

11.2.1           Effect of Partial Condemnation. In the event that only a part of the Premises shall be taken by Condemnation and the remaining Premises are suitable for general office use without material interference with Tenant’s business operations and Tenant shall have reasonable, convenient access to and from the Premises, the Term shall expire as to that portion of the Premises condemned effective as of the date of the vesting of title in the condemning authority, and this Lease shall continue in full force and effect as to the part of the Premises not so taken. In the event of a partial Condemnation of the Premises which results in a lack of reasonable, convenient access to and from the Premises or which results in insufficient space for Tenant to carry on its business without material interference with its business, Tenant shall have the right to terminate this Lease if Landlord cannot relocate Tenant to comparable space elsewhere in the Property following the effective date of the Condemnation.

11.2.2           Landlord’s Option to Terminate. In the event that a part of the Property shall be subject to Condemnation (whether or not the Premises are affected), Landlord may, at its option, terminate this Lease as of the date of such vesting of title, by notifying Tenant in writing of such termination within ninety (90) days following the date on which Landlord shall have received notice of the vesting of title in the condemning authority if in Landlord’s reasonable opinion: (a) a substantial alteration or reconstruction of the Property (or any portion thereof) shall be necessary or appropriate, or (b) the portion of the Property so condemned has the effect of rendering the remainder of the Property uneconomic to maintain.

11.2.3           Landlord’s Repair Obligations. In the event that this Lease is not terminated in accordance with Subsection 11.2.2 hereof, Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Premises are located so as to constitute the remaining Premises a complete architectural unit to the extent feasible and permitted by applicable law, but Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. “Amount received by Landlord” shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by Mortgagees and after payment of all costs involved in collection, including but not limited to attorney’s fees. Tenant, at its own cost and expense shall, restore all exterior signs, trade fixtures, equipment, furniture, furnishings and other installations of personalty of Tenant which are not taken to as near its former condition as the circumstances will permit. In the event of a partial taking, all provisions of this Lease shall remain in full force and effect.

11.3         Temporary Taking. If there is a taking of the Premises for temporary use arising out of a temporary emergency or other temporary situation, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant’s obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking, and Tenant shall be entitled to the award for its leasehold interest.

11.4         Condemnation Awards. Except as provided in the preceding Section 11.3, Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation expenses or the taking of Tenant’s Property provided that such award does not diminish or reduce the amount of the award payable to Landlord.

11.5         Proration. In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, then the Base Rent and Tenant’s Share shall be adjusted in proportion to that portion of the Premises taken by such condemnation or other taking.

ARTICLE 12           ASSIGNMENT AND SUBLETTING

12.1         Assignment and Subletting. Tenant shall not, without the prior written consent of the Landlord, assign, mortgage, encumber or otherwise transfer this Lease or any interest herein directly or indirectly, by operation of law or otherwise, or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such action, a "Transfer"). If at any time or from time to time during the Term, when no Event of Default has occurred and is continuing, Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice ("Transfer Notice") setting forth the terms of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (each, a "Transferee"). Landlord shall not unreasonably withhold, condition or delay its consent to any assignment of this Lease or sublet of the Premises, subject to the conditions of this Article 12. Tenant shall also deliver to Landlord with the Transfer Notice an acceptable assumption agreement for Tenant's obligations under this Lease (in the case where the Transfer is a proposed assignment of this Lease) together with all relevant information reasonably requested by Landlord concerning the proposed Transferee to assist Landlord in making an informed judgment regarding the Transferee’s proposed use of the Premises (which use must be permitted by Applicable Laws), and the financial responsibility, creditworthiness, reputation, and business experience of the Transferee. The provisions of this Section 12.1 shall apply to a Transfer (by one or more Transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such Transfer were an assignment of this Lease; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Section 12.1.

12.2         Landlord's Options. Landlord shall have the option, exercisable by written notice delivered to Tenant within thirty (30) days after Landlord's receipt of a Transfer Notice accompanied by the other information described in Section 12.1, to: (a) permit Tenant to Transfer the Premises; or (b) disapprove the Tenant's Transfer of the Premises and to continue the Lease in full force and effect as to the entire Premises; or (c) in the event that any such Transfer impacts forty percent (40%) or less of the rentable square footage of the Premises for a period of three (3) years or more, terminate the Lease as to the portion of the Premises affected by the Transfer as of the date set forth in Landlord's notice of exercise of such option, which date shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice; or (d) in the event that any such Transfer impacts forty percent (40%) or more of the rentable square footage of the Premises for the remainder of the Term, terminate the Lease (a “Recapture”) as of the date set forth in Landlord’s notice of exercise of such option, which date shall not be less than sixty (60) days nor more than ninety (90) days following the giving of such notice; provided, however, that Tenant may, prior to the delivery of a Transfer Notice, request in writing designating the affected area of the Premises, identifying the prospective subtenant, and providing such other information as Landlord may reasonably request, whether Landlord will exercise a Recapture of the Premises (a “Recapture Notice”) and Landlord shall notify Tenant whether it shall Recapture the Premises within ten (10) business days of receipt of the Recapture Notice (or if later, the receipt of such information). If Landlord approves of the proposed Transfer pursuant to Section 12.1 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following conditions: (i) the Transfer shall be on the same terms set forth in the Transfer Notice; and (ii) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument effecting the Transfer (in the form approved by Landlord) has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease (provided that, for a subtenant, the rental obligations shall be governed by the terms of the applicable sublease).

If Landlord exercises its option to terminate this Lease (or in the case of a partial sublet to release Tenant with respect to a portion of the Premises), Tenant shall surrender possession of such Premises on the date set forth in Landlord's notice, and thereafter neither Landlord nor Tenant shall have any further liability with respect thereto. If this Lease shall be terminated as to a portion of the Premises only, Rent and Tenant's parking allocation shall be readjusted proportionately according to the ratio that the number of square feet and the portion of the space surrendered compares to the floor area of Tenant's Premises during the Term of the proposed sublet.

12.3         Additional Conditions. Tenant shall not offer to make, or enter into negotiations with respect to any Transfer to: (a) any tenant of the Property or any entity owned by, or under the common control of, whether directly or indirectly, a tenant in the Property unless there is no competing space then available for leases therein; or (b) any bona fide prospective tenant with whom Landlord is then negotiating with respect to other space in the Property; or (c) any party which would be of such type, character, or condition as to be inappropriate as a tenant for the Property. It shall not be unreasonable for Landlord to disapprove any proposed assignment or any proposed sublet of 75% or more of the Premises to any of the foregoing entities or to an entity that does not have at least equal financial strength to Tenant’s as of the date of this Lease. Tenant shall be permitted to list or advertise the Premises for assignment or sublease, whether through a broker, agent or representative, or otherwise so long as such advertisement does not list a rental rate. Notwithstanding the preceding sentence, Tenant shall be permitted to provide a rental rate on a confidential basis in response to inquiries. Furthermore, Landlord shall not be deemed to be unreasonably withholding its consent to any proposed Transfer if:

(i)          the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (A) be likely to materially increase Landlord’s Operating Expenses; (B) be likely to materially increase the burden on elevators or other Building systems; or (C) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises; or

(ii)         due to the identity or business of a proposed assignee or subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space elsewhere in the Property.

12.4         No Release. Landlord's consent to a Transfer or any Transfer permitted without Landlord’s consent shall not release Tenant of Tenant's obligations under this Lease and this Lease and all of the obligations of Tenant under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety). From and after any Transfer, the Lease obligations of the Transferee and of the original Tenant named in this Lease shall be joint and several. No acceptance of Rent by Landlord from or recognition in any way of the occupancy of the Premises by a Transferee shall be deemed a consent to such Transfer, or a release of Tenant from direct and primary liability for the further performance of Tenant's covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer. Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Tenant's permitted Transferees, shall constitute a violation thereof by Tenant. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

12.5         Transfer Profit. Tenant shall pay to Landlord, as Additional Rent, an amount (the “Transfer Profit”) equal to fifty percent (50%) of any rent and other economic consideration received by Tenant as a result of any Transfer (other than Permitted Transfers) which exceeds, in the aggregate: (a) the total of the remaining rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) plus (b) any reasonable tenant fit-up costs, brokerage commissions and attorneys' fees actually paid by Tenant in connection with such Transfer amortized on a straight-line basis over the term of the Transfer (specifically excluding moving or relocation costs paid to the Transferee and any rent abatement provided to the Transferee). Tenant shall pay such Transfer Profit to Landlord on a monthly basis within ten (10) days after receipt thereof, without affecting or reducing any other obligations of Tenant hereunder. Each such payment shall be sent with a detailed statement. Landlord shall have the right to audit Tenant's books and records to verify the accuracy of the detailed statement.

12.6         Permitted Transfers. Notwithstanding the above, provided Tenant is not in default of this Lease, then Tenant shall have the right to assign this Lease or sublet the Premises without Landlord’s consent (a “Permitted Transfer”), but with no less than thirty (30) days’ prior notice to Landlord, to (i) any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant, or (ii) any entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred (any of the foregoing, an “Affiliated Company”); provided, however, that in any such event: (i) use of the Premises shall be for the Permitted Use; (ii) the assignee shall be at least as creditworthy as the original Tenant as of the date of execution of this Lease, and Landlord has been provided with financial statements or evidence otherwise reasonably satisfactory to Landlord of the same; (iii) any such assignment shall be for an independent business purpose and not a means to circumvent the provisions of this Article 12, and (iv) the purpose or result of such Transfer shall not be to liquidate or substantially reduce the net worth of Tenant or such assignee. For the purposes of this Section 12.6, the term “control” shall mean the direct or indirect ownership of 50% or more of an entity and the ability to control the day-to-day operations of such entity whether through the board of directors or otherwise.

ARTICLE 13           DEFAULTS AND REMEDIES

13.1         Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (each an "Event of Default") hereunder:

13.1.1           Nonpayment of Base Rent or Additional Rent. Failure by Tenant to pay any installment of Base Rent, Additional Rent or any other amount, deposit, reimbursement or sum due and payable hereunder, upon the date when said payment is due; provided, however, on the first two (2) occasions only during any Lease Year with respect to Base Rent, Landlord shall furnish Tenant with written notice of such failure and permit Tenant a five (5)-day period to cure such failure.

13.1.2           Certain Obligations. Failure by Tenant to perform, observe or comply with any non-monetary obligation contained in Section 4.6 (“Security Deposit”), Section 7.5 (“No Liens”) and Article 12 ("Assignment and Subletting") of this Lease.

13.1.3           Other Obligations. Failure by Tenant to perform any non-monetary obligation, agreement or covenant under this Lease other than those matters specified in Subsection 13.1.2, and such failure continues for thirty (30) days after written notice by Landlord to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30)-day period and thereafter diligently and continuously prosecutes the same to completion within ninety (90) days following the date of Landlord's written notice with respect to such failure.

13.1.4           Assignment; Receivership; Attachment. (a) The making by Tenant of any arrangement or assignment for the benefit of creditors; (b) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iii) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

13.1.5           Bankruptcy. The admission by Tenant or Tenant's guarantor (if any) in writing of its inability to pay its debts as they become due, the filing by Tenant or Tenant's guarantor (if any) of a petition in bankruptcy seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Tenant's guarantor (if any) of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Tenant's guarantor (if any) in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant or Tenant's guarantor (if any) seeking any involuntary reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation by any of Tenant's creditors or such guarantor's creditors, such proceeding shall not have been dismissed.

13.1.6           Abandonment. Abandonment of the Premises by Tenant for a continuous period in excess of thirty (30) days.

13.2         Remedies. If an Event of Default occurs, Landlord shall have the following rights and remedies, in addition to any and all other rights or remedies available to Landlord in law or equity:

13.2.1           Notice to Quit. Landlord shall have the right to deliver written notice to Tenant to quit possession and occupancy of the Premises and to declare the Lease terminated. Upon Landlord’s termination of this Lease, Tenant shall quit and peaceably surrender the Premises, and all portions thereof, to Landlord, and Landlord shall have the right to receive all rental and other income of and from the same. At Landlord’s election, any written notice of default may also be designated a notice to quit (provided that nothing in this sentence shall be deemed to deny Tenant the right to applicable cure periods set forth in Section 13.1, above).

13.2.2           Right of Re-Entry. Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises and take possession thereof by summary proceeding, eviction, ejectment or otherwise and may dispossess all other persons and property from the Premises. Tenant’s property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Subsection 13.2.2 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Tenant thereby waives all statutory rights, including without limitation the right to a notice to quit, notice before exercise of any prejudgment remedy, and any rights of redemption, all to the extent such rights may be lawfully waived.

13.2.3           Recovery of Rent and Damages. Landlord shall have the right to recover from Tenant all loss of Rent and other payments that Landlord may incur by reason of termination of the Lease, including, without limitation: (a) all Rent and other sums due and payable by Tenant as of the date of termination; (b) all Rent that would otherwise be payable for the remainder of the Term in accordance with the terms of this Lease, as and when due, and Tenant shall indemnify Landlord for the same; (c) all of Landlord’s then unamortized costs of special inducements provided to Tenant (including without limitation rent concessions, tenant construction allowances, rent waivers, above building standard leasehold improvements, and the like); (d) the costs of collecting amounts due from Tenant under the Lease and the costs of recovering possession of the Premises (including attorneys fees and litigation costs); (e) the costs of curing Tenant's defaults existing at or prior to the date of termination; (f) all “Reletting Expenses” (as defined below); and (g) all Landlord’s other reasonable expenditures arising from the termination. Tenant shall reimburse Landlord for all such items, and the same shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination. Notwithstanding the foregoing, except as set in Section 2.2 of this Lease, Tenant shall not be liable for any of Landlord’s indirect or consequential damages arising from an Event of Default by Tenant.

13.2.4           Acceleration of Future Rentals. Following termination of this Lease, Landlord, at its written election, shall be entitled to receive as liquidated damages for all Rent that would otherwise be due and payable pursuant to clause (b) of Subsection 13.2.3, above, an amount equal to : (x) a lump sum payment representing the then present value of the amount of Rent that would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the Rent payable hereunder) estimated by Landlord as of the date of termination, and taking into account Landlord’s reasonable projections of vacancy and time required to re-lease the Premises; or (y) a lump sum payment equal to one year’s Base Rent at the rate applicable under the Lease at the time of such election. Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, such amount as final damages for Tenant's default with respect to the Rents payable for the remainder of the Term as described above. In the computation of present value, a discount at the then market discount rate as reasonably determined by Landlord shall be employed.

13.2.5           Rents Due After Re-Entry by Landlord. If Landlord re-enters or otherwise takes possession of the Premises without terminating this Lease (but terminating only Tenant’s right of possession in the Premises), then the Lease and Tenant’s liabilities and obligations thereunder shall survive such action. In the event of any such termination of Tenant's right of possession, whether or not the Premises, or any portion thereof, shall have been relet, Tenant shall pay the Landlord a sum equal to the Rent and any other charges required to be paid by Tenant up to the time of such termination of such right of possession and thereafter Tenant, until the end of the Term, shall be liable to Landlord for and shall pay to Landlord: (a) the equivalent of the amount of the Rent payable under this Lease, less (b) the net proceeds of any reletting effected pursuant to the provisions hereof after deducting all of Landlord's Reletting Expenses. Tenant shall pay such amounts in accordance with the terms of this Subsection 13.2.5 as set forth in a written statement thereof from Landlord to Tenant (the "Deficiency") to Landlord in monthly installments on the days on which the Base Rent is payable under this Lease, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise. Tenant shall also pay to Landlord upon demand the costs incurred by Landlord in curing Tenant's defaults existing at or prior to the date of such termination, the cost of recovering possession of the Premises and the Reletting Expenses. Tenant agrees that Landlord may file suit to recover any sums that become due under the terms of this Section from time to time, and all reasonable costs and expenses of Landlord, including attorneys' fees and costs incurred in connection with such suits shall be payable by Tenant on demand.

13.2.6           Certain Terms Defined. For purposes of this Subsection 13.2.6, "Reletting Alterations" shall mean all repairs, changes, improvements, alterations or additions made by Landlord in or to the Premises to the extent deemed reasonably necessary by Landlord to prepare the Premises for the re-leasing following an Event of Default; and "Reletting Expenses" shall mean the reasonable expenses paid or incurred by Landlord in connection with any re-leasing of the Premises following an Event of Default, including, without limitation, marketing expenses, brokerage commissions, attorneys' fees, the costs of Reletting Alterations, tenant allowances and other economic concessions provided to the new tenant.

13.3         Landlord's Right to Cure Defaults. If the Tenant shall default in the observance or performance of any condition or covenant on Tenant's part to be observed or performed under or by virtue of any of the provisions of this Lease, and such default continues beyond any applicable notice and cure period or Landlord reasonably determines that an emergency exists, the Landlord, without being under any obligation to do so and without thereby waiving such default, may, after prior notice (except in the event of an emergency) remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and costs, shall be paid upon demand to the Landlord by the Tenant as Additional Rent pursuant to Section 4.4 hereof and if not so paid with interest from its due date until paid at the lesser of eighteen percent (18%) per annum or the maximum legal rate that Landlord may charge Tenant.

13.4         Disposition of Tenant’s Property. In addition to Landlord’s rights under Section 8.4 hereof, Landlord shall have the right to handle, remove, discard or store in a commercial warehouse or otherwise, at Tenant’s sole risk and expense, any of Tenant’s Property that is not removed by Tenant at the end of the Term. Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property so long as the same shall be in Landlord’s possession or under Landlord’s control.

13.5         Reletting. In connection with any reletting of the Premises following an Event of Default, Landlord shall be entitled to grant such rental and economic concessions and other incentives as may be customary for similar space in the Route 128 North submarket. Subject to applicable law, Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. Notwithstanding anything in this Lease to the contrary, Landlord shall, after any termination of this Lease on account of a Default of Tenant, use commercially reasonable efforts to mitigate its damages by attempting to relet the Premises, for any term(s), and may grant market concessions or free rent to the extent that Landlord considers reasonably advisable and necessary to relet the same, and may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary for the purpose of reletting the Premises. The making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder and in no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises, (ii) relet the Premises before leasing other vacant space in the Building or to show the Premises on a priority basis, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in comparable buildings.

13.6         No Accord and Satisfaction. Landlord may collect and receive any rent due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies that Landlord has against Tenant in equity, at law, or by virtue of this Lease. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (a) recover the remaining balance of such unpaid rent, or (b) pursue any other remedy provided in this Lease.

13.7         Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in proceeding for bankruptcy, insolvency, arrangement or reorganization by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater, equal to or less than the amount of the loss or damage that Landlord has suffered. Without limiting any of the provisions of this Article 13, if pursuant to the Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 12, Tenant agrees that adequate assurance of future performance by the assignee permitted under the Bankruptcy Code shall mean the deposit of cash security with Landlord in any amount equal to all Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably designated by the assignee as paid for the purchase of Tenant's property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth indicating said assignee's reasonable ability to pay the Rent, and abide by the terms of this Lease for the remaining portion thereof applying commercially reasonable standards.

13.8         Arbitration. Any dispute arising out of or relating to Article 5 of this Lease (with respect to the issues expressly stated therein) shall be submitted to and determined in binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within thirty (30) days of written demand for arbitration, the arbitrator shall be selected by the Boston office of the American Arbitration Association pursuant to the then current rules of that Association on application by either party. The arbitrator shall have authority to fashion such just, equitable and legal relief as he, in his sole discretion, may determine. The parties agree that the arbitration hearing shall be held within thirty (30) business days following notification to the parties of the appointment of such arbitrator, and that the arbitration proceedings shall be concluded within thirty (30) business days following the first scheduled arbitration hearing. Each party shall bear all its own expenses of arbitration and shall bear equally the costs and expenses of the arbitrator. All arbitration proceedings shall be conducted in the City of Boston, Commonwealth of Massachusetts. Landlord and Tenant further agree that they will faithfully observe this agreement and rules, and that they will abide by and perform any award rendered by the arbitrator and that a judgment of the court having jurisdiction may be entered upon the award. The duty to arbitrate shall survive the cancellation or termination of this Lease.

13.9         Waiver of Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY SUMMARY PROCESS, EVICTION OR OTHER STATUTORY REMEDY WITH RESPECT THERETO. EACH PARTY HAS BEEN REPRESENTED BY, AND HAS RECEIVED THE ADVICE OF, LEGAL COUNSEL WITH RESPECT TO THIS WAIVER.

ARTICLE 14           SUBORDINATION; ATTORNMENT AND RIGHTS OF MORTGAGE HOLDERS

14.1         Subordination. This Lease and all of Tenant’s rights hereunder are, and shall be, subject and subordinate at all times to any mortgages or ground leases (each, a “Mortgage”) which may now exist or hereafter affect the Property, or any portion thereof, in any amount, and to all renewals, modifications, consolidations, replacements, and extensions of such Mortgages. This Section shall be self-operative and no further subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or the holder of any Mortgage or its assigns or successors in interest (each such holder, a “Mortgagee”) may reasonably request to evidence such subordination.

Landlord shall use commercially reasonable efforts to deliver to Tenant a recordable agreement on the standard form then utilized by the holder of any such Mortgage hereafter affecting the Property by which such Mortgagee shall agree not to disturb Tenant's possession and occupancy of the Premises or join Tenant in any such action as a party defendant so long as Tenant is not in default in the performance or observance of any of the terms, covenants or conditions contained in the Lease beyond any applicable grace or cure period. Provided, Landlord’s inability to obtain a non-disturbance agreement shall not affect Tenant’s subordination agreement herein.

Landlord and Tenant confirm and agree that the form of Non-Disturbance Agreement attached hereto as Exhibit 14.1 is acceptable to Landlord and Tenant, and Landlord shall use commercially reasonable efforts to obtain an agreement in substantially such form from Landlord’s existing Mortgagee following the execution and delivery of this Lease. Provided, Landlord’s inability to obtain a signed non-disturbance agreement from its existing Mortgagee following the execution and delivery of this Lease shall not affect Tenant’s subordination agreement herein.

14.2         Attornment by Tenant. In the event that any such first Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the option of the Mortgagee or the grantee or purchaser in foreclosure, notwithstanding any subordination of any such lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten (10) business days following delivery of request by Landlord, Mortgagee, or by Landlord's successor in interest and in the form reasonably requested by Landlord, Mortgagee, or by Landlord's successor in interest, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such first Mortgage, which additional documents shall be satisfactory to Landlord, Mortgagee, and Landlord's successors in interest.

14.3         Limitation of Mortgagees' Liability. Notwithstanding any other provision of this Lease to the contrary, no holder of any such Mortgage shall be obligated to perform or liable in damages for failure to perform any of Landlord’s obligations under this Lease unless and until such holder shall foreclose such mortgage or otherwise acquire title to or succeed to the interest of Landlord in the Property, and then shall only be liable for Landlord’s obligations arising or accruing after such foreclosure, succession or acquisition of title. No such holder shall ever be obligated to perform or be liable in damages for any of Landlord’s obligations arising or accruing before such foreclosure or acquisition of title. Such holder’s obligations and liabilities shall in any event be subject to, and holder shall have the benefit of, Section 16.15 hereof. Tenant shall never pay the Base Rent, Additional Rent or any other charge more than ten (10) days prior to the due date thereof, and any payments made by Tenant in violation of this provision shall be a nullity as to such holder, and Tenant shall remain liable to such holder therefor. Tenant agrees on request of Landlord to execute and deliver from time to time any reasonable agreement which may be necessary to implement the provisions of this Section 14.3.

14.4         Estoppel Certificates. Tenant shall at any time, and from time to time, upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord, to any prospective purchaser, or Mortgagee, a written estoppel certificate of Tenant in the form attached as Exhibit 14.4 or any other commercially reasonable form. It is intended that any such certificate of Tenant delivered pursuant to this Section 14.4 may be relied upon by Landlord and any prospective purchaser or the Mortgagee of any part of the Property.

14.5         Quiet Enjoyment. Upon Tenant paying the Base Rent and Additional Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to the rights of Landlord's Mortgagee.

14.6         Mortgagee Approval. Landlord and Tenant hereby agree that this Lease is subject to the review and approval of Landlord’s Mortgagee in accordance with the terms of the mortgage loan documents executed by Landlord in connection with its financing of the Property. Landlord shall submit this Lease to its Mortgagee promptly upon Tenant’s execution and delivery of this Lease to Landlord, and Landlord shall promptly advise Tenant of its Mortgagee’s decision.

ARTICLE 15           NOTICES

15.1         Manner of Notice.

15.1.1           Notices; Addresses. All notices, demands and other communications (“notices”) permitted or required to be given under this Lease shall be in writing and sent by personal service, telecopy transmission (if a copy thereof is also sent on the same day by a nationally recognized overnight courier service), certified mail (postage prepaid) return receipt requested or by a nationally recognized overnight courier service to the following addresses or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 15.1:

If to Tenant:	Datawatch Corporation
(prior to	271 Mill Road
Commencement	Chelmsford, MA 01824
Date)

If to Tenant:	at the Premises
(after
Commencement
Date)

With copies to:	Looney Cohen & Aisenberg LLP
33 Broad Street
Boston, MA 02109
Attention: James H. Cohen

If to Landlord:	DIV Bedford, LLC
c/o The Davis Companies
125 High Street, 21st Floor
Boston, MA 02110
Attention: Cappy Daume

With copies to:	DIV Bedford, LLC
c/o The Davis Companies
125 High Street, 21st Floor
Boston, MA 02110
Attention: General Counsel

15.1.2           Delivery. Notices shall be deemed to have been given (a) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee if delivered by personal service) if personal service is used, (b) on the date of transmission if sent before 4:00 p.m. (Boston time) on a business day when telecopy transmission is used, (c) the sooner of the date of receipt or the date that is three (3) days after the date of mailing thereof if sent by postage pre-paid registered or certified mail, return receipt requested, and (d) one (1) day after being sent by Federal Express or other reputable overnight courier service (with delivery evidenced by written receipt) if overnight courier service is used.

ARTICLE 16           MISCELLANEOUS

16.1         Brokers. Landlord and Tenant warrant to each other that they have had no dealings with any broker, agent or finder in connection with this Lease except CB Richard Ellis and T3 Advisors (together, the “Brokers”) and/or representatives of Landlord. Landlord agrees to pay the commissions due to such brokerage companies pursuant to separate agreements. Both parties hereto agree to protect, indemnify and hold harmless the other from and against any and all expenses with respect to any compensation, commissions and charges claimed by any other broker, agent or finder not identified above with respect to this Lease or the negotiation thereof that is made by reason of any action or agreement by such party.

16.2         Building Name. The Building and the Property may be known by such name as Landlord, in its sole discretion, may elect, and Landlord shall have the right from time to time to change such designation or name without Tenant's consent upon prior written notice to Tenant.

16.3         Authority. If Tenant signs as a corporation, limited liability company, or a partnership, or other business entity each person executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing entity, that Tenant is duly qualified to do business in Massachusetts, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is duly authorized to do so and that no other signatures are necessary. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

16.4         Interpretation. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease. This Lease may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original and all of which together shall constitute one instrument.

16.5         Modifications. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. Any right to change, waive, discharge, alter or modify, or terminate this Lease shall be subject to the prior express written consent of Landlord's Mortgagee to the extent required by Landlord’s financing documents and any subordination agreement entered into between Tenant and such Mortgagee.

16.6         Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the full extent permitted by law.

16.7         Entire Agreement. Landlord’s employees, representatives and agents have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall be effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease, including the Exhibits hereto, which are made part of this Lease, contain the entire agreement of the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Property, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

16.8         No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the leasehold Premises or any interest in such fee estate.

16.9         Easements. Landlord reserves the right, from time to time, to grant easements and rights, make dedications, agree to restrictions and record maps affecting the Property as Landlord may deem necessary or desirable, so long as such easements, rights, dedications, restrictions, and maps do not unreasonably interfere with the use of the Premises by Tenant; and this Lease shall be subordinate to such instruments. Subject to the provisions of Article 14, above, this Lease is subject and subordinate to all matters of record now existing or hereafter affecting the Property. Tenant specifically acknowledges that the Property is subject to that certain Notice of Activity and Use Limitation dated October 6, 2011 and recorded at Book 57925, Page 557 of the Middlesex South Registry of Deeds, the provisions of which are incorporated herein by reference.

16.10         Bind and Inure. The terms, provisions, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and, except as otherwise provided herein, their respective heirs, legal representatives, successors and assigns. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. All agreements, covenants and indemnifications contained herein or made in writing pursuant to the terms of this Lease by or on behalf of Tenant shall be deemed material and shall survive expiration or sooner termination of this Lease.

16.11         Remedies Cumulative; No Waiver. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. No reference to any specific right or remedy shall preclude the exercise of any other right or remedy permitted hereunder or that may be available at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition.

16.12         Tenant's Financial Statements. Unless Tenant is a publicly traded company, Tenant shall, upon Landlord’s request, furnish Landlord annually, within ninety (90) days after the end of each fiscal year of Tenant, copies of the balance sheets of Tenant, as at the close of such fiscal year, and statements of income and retained earnings of Tenant for such year, prepared in accordance with generally accepted accounting principles and, if such is Tenant’s normal practice, audited by Tenant's independent certified public accountants. Landlord shall keep Tenant’s financial statements provided by Tenant pursuant to this Section 16.12 confidential other than to Landlord’s officers, directors, employees, agents, accountants, attorneys, mortgagees, or prospective mortgagees, or purchasers or prospective purchasers of Landlord’s interest in the Building, provided that such recipients hold such information confidential. Tenant also agrees to furnish to Landlord within ten (10) days following Landlord’s written request therefor (which request shall not be made more than once in any fiscal year unless made in connection with a proposed sale, financing or re-financing of the Building, re-capitalization of Landlord, or following an Event of Default), copies of such financial statements identified above as are then available and financial statements for the then current fiscal year prepared in accordance with generally accepted accounting principles and on an unaudited basis certified as true and correct by such company’s chief financial officer.

16.13         Attorney's Fees. If on account of any default by Tenant in Tenant's obligations under the terms of this Lease, it becomes necessary or appropriate for Landlord to employ attorneys or other persons to enforce any of Landlord's rights or remedies hereunder, Tenant shall pay upon demand as Additional Rent hereunder all reasonable fees of such attorneys and other persons and all other costs of any kind so incurred. Where the phrase “attorneys’ fees,” “legal fees” or “legal expenses” or similar phrases are used, such phrase shall specifically include the fees and expenses of the in-house legal staff of Landlord and its affiliates.

16.14         Landlord Approvals. Whenever Tenant is required to obtain Landlord’s consent hereunder, Tenant agrees to reimburse Landlord all out-of-pocket expenses incurred by Landlord, including reasonable attorney’s fees in order to review documentation or otherwise determine whether to give its consent. Tenant shall pay Landlord’s invoice for any such amounts within ten (10) days following Landlord’s delivery of its invoice therefor. Any provision of this Lease which requires the Tenant to obtain Landlord’s consent to any proposed action by Tenant shall not be the basis for an award of damages or give rise to a right of setoff on Tenant’s behalf, but may be the basis for a declaratory judgment or injunction with respect to the matter in question.

16.15         Landlord's Liability. Tenant shall look only to Landlord’s estate in the Property (or the proceeds thereof) for the satisfaction of Tenant’s remedies with respect to any liability, default or obligation of Landlord under this Lease or otherwise regarding Tenant’s leasing, use and occupancy of the Premises pursuant hereto, including without limitation for the collection of any monetary obligation, judgment or other judicial process requiring the payment of money by Landlord. Neither Landlord nor any of its members, stockholders, officers, directors, partners, trustees, beneficiaries or employees shall be personally liable hereunder, nor shall any of its or their property, other than the Property, be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s said remedies. Landlord shall not under any circumstances be liable for any special, indirect or consequential damages of Tenant, including lost profits or revenues. No owner of the Property shall be liable under this Lease except for breaches of Landlord’s obligations occurring while such party owns the Property.

16.16         Time of Essence. TIME IS OF THE ESSENCE with respect to the due performance of the terms, covenants and conditions herein contained; provided, however, that no delay or failure to enforce any of the provisions herein contained and no conduct or statement shall waive or affect any of Landlord's rights hereunder.

16.17         Confidentiality. Tenant agrees: (a) to treat the terms of the Lease, and the terms of any existing and future amendments and modifications to the Lease (the “Confidential Information”) as confidential during the term of this Lease and for the three (3) year period following the expiration or sooner termination of the Lease (the “Non-Disclosure Period”), (b) not to disclose, directly or indirectly, to any third party nor permit any third party to have access to any or all of such Confidential Information during the Non-Disclosure Period, including, without limitation, any Property tenants and any brokers (but excluding Tenant’s agents, attorneys and accountants, provided that any disclosures to the same are held subject to the provisions of this Section 16.17), and (c) to indemnify, defend and hold harmless Landlord from any loss, cost, expense, damage and liability, including Landlord’s reasonable legal fees and expenses, resulting from Tenant’s breach of the foregoing confidentiality agreements. Landlord acknowledges that Tenant shall have the right to disclose such Confidential Information only to the extent that such disclosure is required by law or court order or by discovery rules in any legal proceeding. Tenant’s agreements and indemnity with respect to the Confidential Information shall survive the expiration or earlier termination of the Lease.

16.18         Submission. Submission of this instrument for examination does not constitute a reservation of or option for lease of the Premises, and it is not effective as a lease or otherwise until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each.

16.19         Governing Law. This Lease and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

16.20         OFAC List. Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity or to comply with any legal requirement or applicable laws. Tenant acknowledges and agrees that as a condition to the requirement or effectiveness of any consent to any Transfer by Landlord pursuant to Section 12.1, Tenant shall cause the Transferee, for the benefit of Landlord, to reaffirm, on behalf of such Transferee, the representations of, and to otherwise comply with the obligations set forth in, this Section 16.20, and it shall be reasonable for Landlord to refuse to consent to a Transfer in the absence of such reaffirmation and compliance. Tenant agrees that breach of the representations and warranties set forth in this Section 16.20 shall at Landlord’s election be a default under this Lease for which there shall be no cure. This Section 16.20 shall survive the termination or earlier expiration of the Lease.

16.21         Rent Not Based On Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

16.22         Force Majeure. In the event Landlord shall be delayed or hindered in or prevented from the performance of any act required under this Lease to be performed by Landlord by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restricted governmental law or regulations, riots, insurrection, war or other reason of a like nature (collectively, “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

ARTICLE 17           INTENTIONALLY OMITTED

ARTICLE 18           RIGHT OF FIRST OFFER

18.1         Right of First Offer. Tenant shall have a one-time right of first offer (the “Right of First Offer”) to lease certain ROFO Space (hereinafter defined), subject to the terms and conditions of this Article 18.

18.1.1           Notice Of Availability. At such time as all or any portion of the second floor space in Building 4 at the Property as shown on Exhibit 18.1.1 hereto (such space, the “ROFO Space”), becomes “Available” (as hereinafter defined), Landlord shall give Tenant written notice identifying the applicable portion of the ROFO Space that is Available (the “ROFO Notice”). The ROFO Space shall be deemed to become “Available” when any existing lease expires or terminates and any prior rights to lease any such ROFO Space expire or terminate, such space becomes vacant and Landlord decides to market such space to other prospective third-party tenants. The ROFO Notice shall set out the terms and conditions stated in Subsection 18.1.3 hereof as well as any material economic terms upon which Landlord would at that time offer in good faith to other possible tenants of the ROFO Space.

18.1.2           Conditions to Exercise. In addition to any other terms or conditions set forth herein, Tenant’s exercise of its Right of First Offer is conditioned upon Tenant’s compliance with the following requirements:

(a)          Tenant delivers to Landlord written notice exercising its right to lease the ROFO Space within ten (10) business days after Tenant’s receipt of the ROFO Notice, it being agreed and acknowledged by the parties hereto that in the event of any failure by Tenant to timely exercise its right to lease the ROFO Space Landlord shall have the right to lease the ROFO Space to any third party upon terms acceptable to Landlord and such third party and this Right of First Offer shall terminate;

(b)          Tenant is not in default under this Lease beyond all applicable notice and cure periods at the time Landlord gives the ROFO Notice and at the commencement of the lease of ROFO Space by Tenant; and

(c)          Tenant must lease all of the premises then being offered by Landlord in Landlord’s notice of availability of the ROFO Space.

18.1.3           Terms. Except as expressly set forth in the ROFO Notice, terms and conditions, including, without limitation, the payment by Tenant of Additional Rent and other charges, shall be the same as set forth in this Lease.

18.1.4           Documentation. Within fifteen (15) days of receipt from Landlord, Tenant shall execute and deliver to Landlord those instruments Landlord reasonably requests to evidence any lease of ROFO Space under this Article 18.

18.1.5           Subordinate. The rights of Tenant pursuant to this Article 18 are subject and subordinate to the existing rights of other tenants as of the date of the Lease and to Landlord’s right to renew or extend the term of any then-occupant of the ROFO Space.

18.1.6.          Personal to Tenant. The Right of First Offer may not be exercised by, or assigned or otherwise transferred to any person or entity voluntarily or involuntarily, except the Tenant named in this Lease or in connection with a Permitted Transfer.  The parties hereto agree that if Tenant assigns any of its interest in this Lease or subleases the entire Premises (or in excess of 40% of the Premises) to any person other than pursuant to a Permitted Transfer for a period in excess of three (3) years, this Right of First Offer shall terminate immediately without the need for any act or notice by either party to be effective.

18.1.7.          Offer of Part of ROFO Space. In the event that the ROFO Notice identifies less than all of the ROFO Space as being Available, then the Right of First Offer of Tenant shall continue solely with respect to the ROFO Space that was not offered to Tenant for lease pursuant to this Article 18 until such time as all of the ROFO Space has been offered to Tenant in accordance with this Article 18.

18.2         Termination of Right of First Offer. The Right of First Offer granted hereby shall expire by its own terms twenty-four (24) months prior to the expiration of the Term.

[remainder of page left intentionally blank – signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:

DIV BEDFORD, LLC
a Massachusetts limited liability company

By:	Bedford Manager Corp., a
Massachusetts corporation

	By:	/s/ Richard McCready
Name: Richard McCready
Title: President

TENANT:

DATAWATCH CORPORATION, a
Delaware corporation

By:	/s/ James L. Eliason
Name: James L. Eliason
Title: Treasurer and Chief Financial Office

EXHIBIT 1.1-1

PLAN OF PREMISES

LIMIT OF TENANT PREMISES
PROPOSED CORRIDOR
PROPOSED CORRIDOR

EXHIBIT 1

SECOND FLOOR - DATAWATCH INC. PREMISES

4 CROSBY DRIVE
BEDFORD BUSINESS PARK
BEDFORD, MASSACHUSETTS

2015_0156LE1 5/29/2015

THIS SPACE
BUILDING 4
BUILDING 16
BUILDING 6

SECOND FLOOR KEY PLAN

EXHIBIT 1.1-2

LEGAL DESCRIPTION

4-18 Crosby Drive, Bedford, Massachusetts

EXHIBIT A

Legal Description

Real property at 4-18 Crosby Drive, in the Town of Bedford, County of Middlesex, Commonwealth of Massachusetts, described as follows:

Parcels 1 & 2

A certain parcel of land situated on the westerly side of Crosby Drive in the Town of Bedford, in the County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point in the westerly line of Crosby Drive at the most northerly corner of the granted premises at land now or formerly of Beacon Properties Limited Partnership, thence

S 16° 24'24" E	a distance of Nine Hundred Ninety-Two and Fifty-Four Hundredths feet (992.54') to a point; thence

S 15° 54' 05" E	a distance of Two Hundred Twenty-Six and Eight Hundredths feet (226.08') to a point; thence

S 74° 05' 55" W	a distance of Twenty-Two and No Hundredths feet (22.00') to a point; thence

S 15° 54' 05" E	a distance of Four and Three Hundredths feet (4.03') to a point; thence

SOUTHERLY	and curving to the left along the arc of a curve having a radius of Nine Hundred Seventy and Seventy-Three Hundredths feet (970.73’), a length on One Hundred Fifty-Nine and Sixty-Nine Hundredths feet (159.69') to a point; thence

SOUTHERLY	and curving to the right along the arc of a curve having a radius of Twenty and No Hundredths feet (20.00'), a length of Thirty-One and Four Hundredths feet (31.04') to a point; the previous six (6) courses being along the westerly line of Crosby Drive; thence

S 63° 35' 55" W	a distance of Sixty-Five and Ninety Hundredths feet (65.90') to a point; thence

WESTERLY	and curving to the right along the arc of a curve having a radius of Thirty and No Hundredths Feet (30.00'), a length of Thirty-Five and Fifty-Five Hundredths feet (35.55') to a point; thence

And curving to the left along the arc of a curve having a radius of Four Hundred Twenty and no hundredths feet (420.00'), a length of Three Hundred Two and Eighty Hundredths feet (302.80') to a point; thence

N 89°49' 15" W	a distance of Two Hundred Ninety-Three and Four Hundredths feet (293.04') to a point; thence

NORTHWESTERLY	and curving to the right along the arc of a curve having a radius of One Hundred and No Hundredths feet (100.00'), a length of One Hundred Nineteen and Thirty-Six Hundredths feet (119.36') to a point at a Parcel 4; the previous five (5) courses being along the northerly line of Crosby Road; thence

N 21° 25' 56” W	a distance of Five Hundred Four and Seventy Hundredths feet (504.70') to a point; thence

N 21° 56' 20" W	a distance of Two Hundred Eighty-Three and One Hundredth feet (283.01') to a point at Parcel 3; the previous two (2) courses by Parcel 4; thence

N 64°00' 04" E	a distance of Sixty-Four and Forty-Three Hundredths feet (63.43') to a point; thence

N 41°27' 31" E	a distance of One Hundred Seventy and Thirty-Three Hundredths feet (170.33') to a point at land now or formerly of Beacon Properties Limited Partnership, the previous two (2) courses by Parcel 3; thence

N 57° 00' 14" E	a distance of Two Hundred Ninety-Two and Thirty-Four Hundredths feet (292.34') to a drill hole; thence

N 58° 05' 16" E	a distance of Ninety-One and Ten Hundredths feet (91.10') to a drill hole; thence

N 57° 40' 22" E	a distance of Two Hundred Fifteen and Ninety-Nine Hundredths feet (215.99') to the Point of Beginning.

The above described Parcel of land contains an area of 838,376 square feet, more or less or 19.2465 acres, more or less, and is more particularly shown as Parcel 1 & 2 on a plan entitled "Plan of Land at 2-14 Crosby Drive, Bedford, Mass (Middlesex County) prepared for Bedford Business Park Limited Partnership, Scale: 50 feet to an inch, dated Nov. 1, 1996, by the BSC Group, Inc.," recorded with the Middlesex South District Registry of Deeds as Plan No. 1246 of 1996.

Parcel 3

A certain parcel of land situated off the northwesterly end of Crosby Road in the Town of Bedford, in the County of Middlesex, Commonwealth of Massachusetts bounded and described as follows:

Beginning at a point in the most southerly corner of the granted premises at the most westerly corner of Parcel 1 & 2 at Parcel 4; said point being Seven Hundred Eighty-seven and Seventy-One Hundredths feet (787.71') along the line separating Parcel 1 & 2 and Parcel 4 from the most northwesterly end of Crosby Road, thence

N 23° 06' 22" W	by Parcel 4, a distance of Two Hundred Ninety-Nine and Fifty-One Hundredths feet (299.51') to a point at land now or formerly of Beacon Properties Limited Partnership; thence

N 59° 22' 33" E	a distance of Two Hundred Nine and Ninety-Five Hundredths feet (200.95') to a point; thence

S 25° 23' 47" E	a distance of Two Hundred Fifty and Seventy-Seven Hundredths feet (250.77') to a point at Parcel 1 & 2; the previous two (2) courses by land now or formerly of Beacon Properties Limited Partnership; thence

S 41° 27' 31" W	a distance of One Hundred Seventy and Thirty-Three Hundredths feet (170.33') to a point; thence

S 64° 00' 04" W	a distance of Sixty-Four and Forty-Three Hundredths feet (64.43') to the Point of Beginning; the previous two (2) courses by Parcel 1 & 2.

The above described Parcel of land contains an area of 60,990 square feet, more or less, or 1.4001 acres, more or less, and is more particularly shown as Parcel 3 on a plan entitled "Plan of Land at 2-14 Crosby Drive, Bedford, Mass. (Middlesex County) prepared for Bedford Business Park Limited Partnership, scale 50 feet to an inch, dated Nov. 1, 1996 by the BSC Group, Inc." recorded with the Middlesex South District Registry of Deeds as Plan No. 1246 of 1996.

Parcel 4

All of Bedford Business Park Limited Partnership's Right, Title and Interest in and to the following described Parcel of Land:

A certain Parcel of land situated on the northwesterly end of Crosby Road in the Town of Bedford, in the County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point in the most westerly end of Crosby Road at the most southerly corner of the granted premises at the easterly line of Route 3; thence

N 21°25; 56" W	by the easterly line of Route 3, a distance of Four Hundred Fifty-Three and Seven Hundredths feet (453.07') to a stone bound at land now or formerly of Beacon Properties of Limited Partnership; thence

N 21°48' 17" W	a distance of Three Hundred Ninety-One and Ninety-One Hundredths feet (391.91') to a point; thence

N 23° 01'27"W	a distance of One Hundred seventeen and Eighty-two Hundredths feet (117.82') to a point; thence

N 05° 17' 44" W	a distance of Forty-One and Thirty-Two Hundredths feet (41.32') to a point; thence

N 22° 50'28" W	a distance of One Hundred Seven and Nine Hundredths feet (107.09') to a point; thence

N 00° 22' 29" W	a distance of Fourteen and Ninety-Six Hundredths feet (14.96') to a point; thence

N 59° 22' 23" E	a distance to Twenty-Four and Fourteen Hundredths feet (24.14') to a point at Parcel 3; the previous six courses by land now or formerly of Beacon Properties Limited Partnership; thence

S 23° 06' 22" E	by Parcel 3, a distance of Two Hundred Ninety-Nine and Fifty-One Hundredths feet (299.51') to a point at Parcel 1 & 2; thence

S 21° 56' 20" E	a distance of Two Hundred Eighty-Three and One Hundredth feet (283.01') to a point; thence

S 21° 25' 56" E	a distance of Five Hundred Four and Seventy Hundredths feet (504.70') to a point in the northwesterly end of Crosby Road; the previous two (2) courses by Parcel 1 & 2; thence

S 25°47' 26" W	along the northwesterly end of Crosby Road, a distance of Fifty-Nine and Twenty-Five Hundredths feet (59.25') to the Point of Beginning.

The above described Parcel of land contains an area of 46,110 square feet, more or less, or 1,0585 acres, more or less, and is more particularly shown as Parcel 4 on a plan entitled “Plan of Land at 2-14 Crosby Drive, Bedford, Mass. (Middlesex County) prepared for Bedford Business Park Limited Partnership, scale 50 feet to an inch, dated Nov. 1, 1996 by the BSC Group, Inc.” recorded with the Middlesex South District Registry of Deeds as Plan No. 1246 of 1996.

LESS AND EXCEPT so much of Parcel 4 as was taken by virtue of Layout No. 7652 and Order of Taking by the Massachusetts Department of Highways, for the alteration of Route 3, dated September 11, 2002, recorded in Book 36449, Page 166, as shown on Plan No. 998 of 2002, recorded therewith.

A portion of Parcel 4 is Registered Land as follows:

One-half Crosby Road opposite Lot 2, but not opposite Lot 1, as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office for the South Registry District of the Middlesex County in Registration Book 855, Page 41, with Certificate No. 144991 (Plan No. 31882B).

Together with benefit of that certain appurtenant easement as set forth in Easement Agreement by and between MA-Crosby Corporate Center, L.L.C. as Grantor, and Boston Properties Limited Partnership, as Grantee, dated as of May 7, 2004, recorded in Book 43035, Page 303 and filed as Document No. 1337304.

EXHIBIT 1.3

Parking Plan

EXHIBIT 3.1

WORK LETTER

1. Design and Construction of Finish Work. Landlord shall cause its architect, Walsh/Cochis Associates, Inc. (“Landlord’s Architect”), to prepare construction documents for the initial improvements to the Premises substantially consistent with the space plans and specifications dated June 5, 2015 (“Final Concept Plans”), the Base Building Construction for Tenant Improvements dated June 23, 2015that are attached hereto as Schedule 1.1 and Schedule 1.2, respectively (such construction documents, as they may be modified in accordance with this Exhibit 3.1, being referred to herein as the “Construction Plans”). The improvements to be performed by Landlord in accordance with the Construction Plans are hereinafter referred to as the "Finish Work." It is agreed that construction of the Finish Work is intended to be "turnkey" and will be completed at Landlord's sole cost and expense (except as otherwise set forth in this Exhibit 3.1) using Building standard methods, materials and finishes , except as otherwise expressly provided in this Exhibit 3.1. Landlord shall enter into a direct contract for the Finish Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Finish Work. Following receipt of any subcontractor bids, Tenant shall be advised as to the identity of the bidders and shall be provided with the information in the final bid necessary to substantiate the amount of add/alternate costs described in the Final Concept Plans (if any). The amount of any increases in the Direct Costs of the Finish Work on account of the add/alternate items (the “Tenant Add/Alternate Costs”) shall be paid to Landlord within 15 days after invoice as Additional Rent. Landlord's supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Construction Plans or the revisions thereto will be adequate for Tenant's use.

Tenant understands that time is of the essence to Landlord in causing the date of Substantial Completion to occur on or before the Target Delivery Date (as defined below). At all times, Tenant will act promptly (and in any case within three (3) business days unless a longer period of time is specified herein) on any construction-related questions or matters, including color approvals. Prior to commencing the Finish Work, Landlord shall provide Tenant with a copy of the Construction Plans for Tenant review and comment and to confirm that the Construction Plans are substantially consistent with the Final Concept Plans attached hereto as Schedule 1.1. Landlord shall endeavor to provide the Construction Plans to Tenant no later than July 20, 2015 (subject to extension for Tenant Delay and Force Majeure). Tenant shall provide any comments to the Construction Plans to Landlord within three (3) business days following delivery by Landlord. Landlord shall respond to such comments by the date that is three (3) business days after the giving of such comments.

If Tenant shall fail to act in a timely fashion as required hereunder on any construction-related question or matter, then Tenant’s failure shall constitute a Tenant Delay (as defined in Section 12) and, as set forth in Section 12, Substantial Completion shall be deemed to have occurred earlier than the actual date thereof by the number of days by which Tenant’s action is delayed.

2. Late Delivery. Landlord shall use commercially reasonable efforts to Substantially Complete the Finish Work on or before November 1, 2015 (the “Target Delivery Date”). If Landlord does not Substantially Complete the Finish Work by the Target Delivery Date, then it shall not be deemed a default hereunder and the Lease shall continue in full force and effect. Notwithstanding the foregoing, in the event that Substantial Completion does not occur by January 1, 2016, subject to extension for Tenant Delay and Force Majeure ( the “Outside Commencement Date”) then Tenant shall be entitled to an abatement of Base Rent equal to one (1) day for each day following the Outside Commencement Date until the Commencement Date occurs.

3. Change Orders. Tenant shall have the right to request revisions to the Construction Plans for any Tenant Add/Alternate Costs (any such request for a revision being referred to as a “Change Order”) on a form provided or otherwise approved by Landlord. Any such Change Order shall be prepared by Landlord’s Architect at Tenant's sole cost and expense. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the estimated increased cost in the Finish Work, if any, resulting from such Change Order. Tenant, within three (3) business days, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any Change Order. If a Change Order results in an increase in the cost of Finish Work, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant within fifteen (15) days of demand. Notwithstanding anything herein to the contrary, all Change Orders shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (subject to the immediately following paragraph).

Landlord has no obligation to approve any Change Order if, in Landlord’s reasonable judgment, such Finish Work (i) would delay completion of the applicable Finish Work beyond the Target Delivery Date, (ii)  would materially increase the cost of operating the Building or increase the cost of performing any other work in the Building, (iii) is incompatible with the design, quality, equipment or systems of the Building, (iv)  would require unusual expense to readapt the Premises to general purpose office, or (v) otherwise does not comply with the provisions of the Lease (including, without limitation, Article 8). By its execution of the Lease, and submission of Change Orders, Tenant will be deemed to have approved of such Change Orders. Notwithstanding the foregoing or anything herein to the contrary, if any Change Order reasonably specifies a long lead item, such as custom cabinetry or a piece of specialized equipment, that Landlord reasonably determines could not be delivered and installed in a manner consistent with the completion of the applicable portion of the Finish Work by the Target Delivery Date, then such long lead item may be completed by Landlord following the date that all of the Finish Work is Substantially Complete without constituting a Landlord delay. Landlord shall have the right to make reasonable and non-material changes/field adjustments in and to the Finish Work to the extent that the same shall be necessary or desirable in order to adjust to actual field conditions or to cause the Finish Work to comply with any applicable requirements of public authorities and/or requirements of insurance bodies. All changes/field adjustments shall be noted on the applicable plans or documents, and such plans or documents, as noted with such changes/field adjustments, shall constitute the final as-built drawings and specifications for the Finish Work.

4. Tenant Work for Certificate of Occupancy. Tenant shall substantially complete, at Tenant’s expense, in a timely manner pursuant to Landlord’s construction schedule (the “Construction Schedule”) as initially provided to Tenant, as the Construction Schedule may subsequently be revised from time to time by Landlord, the installation of the FF&E (as defined below) necessary to obtain a certificate of occupancy from the Town of Bedford for the Premises at Tenant’s sole cost and expense. If Tenant does not perform such work in a timely manner, then Landlord shall have the right, upon prior written notice to Tenant and a reasonable opportunity to cure, to do such work as is necessary to obtain the certificate of occupancy at Tenant’s expense. Tenant shall retain the vendors performing the work necessary to install its FF&E no later than August 7, 2015, for the purpose of enabling Landlord to cooperate with Tenant regarding the FF&E installation.

5. Substantial Completion of the Finish Work. The Finish Work shall be deemed “Substantially Completed” when Landlord’s contractor or Landlord’s Architect certifies to Landlord and Tenant in writing that: (a) the Finish Work has been completed in accordance with the Construction Plans, subject only to the Final Punchlist (defined below) and other uncompleted elements of construction, decoration, painting, millwork or other work and mechanical adjustment that will not interfere materially with occupancy by Tenant; and (b) Landlord has obtained a certificate of occupancy (or its equivalent) from the municipality permitting the lawful use and occupancy of the Premises for the purposes specified in this Lease; provided, however, that if Landlord is unable to obtain such certificate of occupancy (or its reasonable equivalent) solely by virtue of the fact that Tenant has not yet completed the installation of its FF&E (defined hereinafter) or for any other reason beyond the reasonable control of Landlord, then the Finish Work shall be deemed substantially complete upon the certification of Landlord’s Architect or contractor as stated in subsection (a), above, notwithstanding anything to the contrary in the foregoing.

6. Punchlist. On a date or dates reasonably specified by Landlord, Landlord’s Architect, along with Tenant, shall inspect the Finish Work and Landlord shall, jointly with Tenant, prepare a list of the customary punchlist type items, and any items of a seasonal nature, then remaining to be completed, which items shall be uncompleted elements of construction, decoration, painting, millwork or other work and mechanical adjustment that will not interfere materially with occupancy by Tenant (the “Final Punchlist”). Landlord shall cause such items to be completed in a diligent manner during regular business hours, but in a manner that will seek to minimize interruption of Tenant’s use and occupancy of the Premises. In any event, Landlord shall use commercially reasonable efforts to complete all punch list work within sixty (60) days (or such longer period as is reasonably required with respect to applicable items), other than matters that cannot be completed owing to their seasonal nature, and subject to extension for Force Majeure and Tenant Delays.

7. Final Completion; Acceptance by Tenant. Except for latent defects and uncompleted items of Finish Work specified in the Final Punchlist, Tenant shall be deemed to have accepted all elements of Finish Work on the Commencement Date. In the case of a dispute concerning the completion of items of Finish Work specified in the Final Punchlist, such items shall be deemed completed and accepted by Tenant upon the delivery to Tenant of a certificate of Landlord’s Architect or contractor certifying that such items have been completed unless Tenant disputes the determination of Landlord’s Architect that such items have been completed within five (5) days of Tenant’s receipt of such certificate. In the case of latent defects in Finish Work appearing after the Commencement Date, Tenant shall be deemed to have waived any claim for correction or cure thereof on the date that is eleven (11) months following the Commencement Date if Tenant has not then given written notice of such defect to Landlord. For the purposes of this Lease, “latent defects” shall mean defects in the construction of the Landlord Work that are not observable by visible inspection at the time the Final Punchlist is prepared. Landlord shall cause Landlord’s contractor so to remedy, repair or replace any such latent defects identified by Tenant within such eleven (11) month period, such action to occur as soon as practicable during normal working hours and so as to avoid any unreasonable interruption of Tenant’s use of the Premises. The foregoing shall constitute Landlord’s entire obligation with respect to all latent defects in the Finish Work.

8. Tenant Payments For Excess Finish Work Costs. As used herein, “Excess Finish Work Costs” means any increase in the cost to design and construct the Finish Work (the “Finish Work Costs”) resulting from (i) Change Orders requested by Tenant and approved by Landlord, and/or (ii) Tenant Delay. Landlord shall invoice Tenant for Excess Finish Work Costs as incurred, and Tenant shall pay Landlord for Excess Finish Work Costs in monthly progress payments. The price for any Excess Finish Work Costs shall be equal to Landlord’s Direct Costs incurred in connection with performing the Finish Work giving rise to the Excess Finish Work Costs. “Direct Costs” shall mean the total cost payable by Landlord (or its general contractor) to contractors, subcontractors, materialmen, laborers, etc. (including any portions of such reasonable amounts designated subcontractor's or materialmen's profit, fee, overhead, and the like), all architect and design fees, life safety testing, additions and modifications, improvements to the structure and building base systems required to build out the Finish Work solely to the extent attributable to the Excess Finish Costs (excluding structural improvements to support FF&E above and beyond normal and customary office use, which shall be performed as Alterations subject to the provisions of Article 8 of the Lease by Tenant if required) plus all costs of insuring the Finish Work in question and all costs of obtaining permits and inspections required by governmental authorities in connection with the Finish Work to the extent attributable to the Excess Finish Costs in question. Tenant shall have no right to object to the cost of any item of Landlord’s Direct Costs after the time that Tenant has authorized Landlord to proceed with any Change Order. Landlord's invoices on account of Excess Finish Work Costs may include any materials and equipment purchased to be part of Finish Work and stored on the Property or some other location approved by Landlord and all deposits made on the purchase of such materials and equipment. Direct Costs shall include a fee equal to 4% of the hard cost of constructing the Finish Work for construction management and supervision by Landlord, which shall not be payable by Tenant except to the extent related to Change Orders.

9. Authorized Representative. Tim Maynes, of T3 Realty Advisors, Tenant’s Authorized Representative, shall have full power and authority to act on behalf of Tenant on any matters relating to Finish Work. Tenant may name a replacement Authorized Representative from time to time by written notice to Landlord making reference to this Exhibit 3.1. Chris Chandor, Landlord’s Authorized Representative, shall have full power and authority to act on behalf of Landlord on any matters relating to Finish Work. Landlord may name a replacement Authorized Representative from time to time by written notice to Tenant making reference to this Exhibit 3.1.

10. Entry Prior to Commencement. If and as long as Tenant does not interfere in any way with the construction process (by causing disharmony of labor relations at the Property, scheduling or coordination difficulties, etc.), Tenant may, on a reasonable schedule prepared by Landlord and incorporated into the Construction Schedule, and at Tenant’s sole risk and expense, enter the Premises ten (10) business days prior to the then anticipated Commencement Date for the purpose of installing Tenant’s furniture, fixtures, and equipment (collectively, the “FF&E”) and at an earlier date that is mutually agreeable to Tenant and Landlord to install its telecommunications or other cabling and wiring. In no event shall the Finish Work include any FF&E, the responsibility of which shall be Tenant’s. The provisions of this Section 10 shall apply only during the period prior to the Commencement Date. Tenant acknowledges that Landlord’s ability to obtain a certificate of occupancy for the Premises depends upon the completion of all or a portion of FF&E. The installation of the FF&E shall be completed by Tenant no later than the date that is required for Landlord to Substantially Complete the Finish Work on or before the Target Delivery Date. Prior to the Commencement Date Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all of Tenant’s obligations under this Lease except the obligations to pay Base Rent and additional charges and other charges and other obligations the performance of which would be clearly incompatible with the installation of the FF&E. Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work in the Premises prior to the Commencement Date shall be subject to all of the terms, conditions and requirements contained herein. Neither Tenant nor any Tenant contractor shall interfere (other than in a de minimis manner not affecting the schedule of the Finish Work or any other work) in any way with construction of, nor damage, the Finish Work or the common areas or other parts of the Building, and each shall do all things reasonably requested by Landlord to expedite construction of the Finish Work. Without limitation, Tenant shall require each Tenant contractor to adjust and coordinate any work or installation in or to the Premises to meet the schedule or requirements of other work being performed by or for Landlord throughout the Building. In all events, Tenant shall indemnify Landlord in the manner provided in the Lease against any claim, loss or cost arising out of any interference with, or damage to, the Finish Work or any other work in the Building, or any delay thereto, or any increase in the cost thereof on account in whole or in part of any act, omission, neglect or default by Tenant or any Tenant contractor. Without limiting the generality of the foregoing, to the extent that the commencement or performance of Finish Work is delayed in whole or in part on account of any act, omission, neglect, or default by Tenant or any Tenant contractor, then such delay shall constitute a Tenant Delay as provided herein. Any requirements of any such Tenant contractor for services from Landlord or Landlord’s contractor, such as hoisting, electrical or mechanical needs, shall be paid for by Tenant and arranged between such Tenant contractor and Landlord or Landlord’s contractor. Should the work of any Tenant contractor depend on the installed field conditions of any item of Finish Work, such Tenant contractor shall ascertain such field conditions after installation of such item of Finish Work. Neither Landlord nor Landlord’s contractor shall ever be required or obliged to alter the method, time or manner for performing Finish Work or work elsewhere in the Building, on account of the work of any such Tenant contractor. Tenant shall cause each Tenant contractor performing work on the Premises to clean up regularly and remove its debris from the Premises and Building.

11. Intentionally Omitted.

12. Tenant Delay.

(a) The period for performance of the Finish Work shall be extended by the number of days of actual construction delay in achieving substantial completion resulting from any “Tenant Delay”, meaning any delay in the design or construction of the Finish Work resulting from:

(i) Tenant’s failure to comply with any of the delivery dates or comment dates contained in the Lease relative to the design, planning, selection of finishes and pricing for the Finish Work;

(ii) Tenant’s failure to provide response to requests for information, approvals or disapprovals regarding the Finish Work within five (5) business days after request by Landlord or its contractors;

(iii) Tenant’s requests for Change Orders, any Change Order causing a delay(unless in either case (x) Tenant agrees in writing that such work constitutes an “Agreed Tenant Delay”, and (y) Landlord and Tenant agree in writing to the amount of such Agreed Tenant Delay in writing prior to the approval of the applicable Change Order, provided that in no event shall Landlord have any obligation to agree to Agreed Tenant Delays in excess of ten (10) days in the aggregate), or for the inclusion of materials or installations in the construction of the Finish Work other than building standard items or items with delivery requirements that may have the effect of delaying the Substantial Completion of the Finish Work beyond the Target Delivery Date;

(iv) any acts, omissions, non-payment, defaults or misconduct of Tenant (or its agents, employees, design professionals, contractors, licensees or invitees) with respect to the construction of the Finish Work;

(v) any request by Tenant that Landlord delay the commencement of, or suspend the performance of, any Finish Work;

(vi) failure of Tenant to complete the installation of the FF&E in accordance with Landlord’s Construction Schedule; or

(vii) any interference with Landlord’s construction of the Finish Work caused by Tenant or its contractors, subcontractors or suppliers.

(b) Adjustment of Commencement Date. If Landlord is unable to substantially complete the Finish Work and deliver possession of the Premises to Tenant on or before the Target Delivery Date specifically identified in Section 3.1 of the Lease as a result of any Tenant Delay, the Commencement Date shall be advanced by the number of days of Tenant Delay experienced by Landlord in order to substantially complete the Finish Work and deliver the Premises to Tenant. The length of any Tenant Delay shall be the actual number of days that the Finish Work is delayed, unless such Tenant Delay shall result from Tenant’s failure to act within the time periods expressly set forth in this Work Letter, in which case such Tenant Delay shall be deemed to be one day for each day measured from the date that Tenant was required to act as set forth herein until Tenant takes the required action. If claiming an acceleration of the Commencement Date hereunder on account of any Tenant Delay, Landlord shall notify Tenant in writing of Landlord’s claimed length of such Tenant Delay(s). Unless Tenant disputes Landlord’s estimate by written notice delivered to Landlord within such two (2) business day period, Landlord’s estimate shall be deemed the conclusive determination of the length of such Tenant Delay. Notwithstanding the foregoing, the parties agree that in the event of any Agreed Tenant Delay, the length of such Tenant Delay shall be as agreed upon in writing by the parties at the time such Tenant Delay arises.

13. All disputes between the parties regarding Tenant Delays and other matters expressly referencing this Section 13 shall be resolved in accordance with this Section 13. Any arbitration decision under this Section 13 shall be enforceable in accordance with applicable law in any court of proper jurisdiction. A party may not initiate arbitration under this Section 13 without notifying the other party and requesting a meeting of senior representatives to resolve the dispute. Within five (5) business days following such notice, senior representatives of Landlord and Tenant that have authority to resolve the dispute shall meet in order to seek a resolution by agreement prior to the arbitration. If the dispute is not so resolved at the meeting (or if one party does not attend) then either party may initiate arbitration. Any arbitration conducted pursuant to this Section 13 shall be conducted in expeditious manner as possible to avoid delays in the construction of the Finish Work. Within ten (10) days after either party or its affiliates requests arbitration by notice to the other, Landlord and Tenant shall seek to agree to a single arbitrator who is an independent third party real estate professional with at least twenty (20) years of experience in construction disputes involving multi-tenant, first-class, office developments that has not worked for either party for the prior five (5) years (a “Qualified Arbitrator”) and, if they are unable to agree, then a Qualified Arbitrator shall, upon request by wither party, be appointed by the Boston office of the AAA or successor organization. The arbitrator shall decide the dispute by written decision. The arbitration shall be conducted in the Boston office of the AAA in accordance with the Fast Track Procedures (regardless of the amount in dispute) of the Construction Industry Arbitration Rules of the AAA, as modified and/or supplemented by this Section (or any successor organization) on an expedited basis and shall be concluded, with a decision issued, no later than 10 days after the date that such dispute is submitted for arbitration. The decision of the arbitrator shall be final and binding on the parties. The parties shall comply with any orders of the arbitrator establishing deadlines for any such proceeding. The fee of the arbitrator shall be paid equally by the parties. Each party shall pay all other costs incurred by it in connection with the arbitration.

14. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

Schedule 1.1

Final Concept Plans

Schedule 1.2

Base Building Construction

For Tenant Improvements

4 Crosby Drive, Bedford MA

Revised 6/23/15

1. Demolition:

As required per plan.

2. Interior Partitions:

New interior walls shall be constructed of 3-5/8” x 25 Ga. metal studs at 16” O/C with 1/2” gypsum wallboard on both sides. Walls shall extend to 6” above the ceiling grid.

Walls surrounding conference rooms shall be constructed of 3-5/8” x 25 Ga. metal studs at 16” O/C with one layer of 1/2” gypsum board on each side. Walls to extend to underside of deck above. Provide acoustical insulation between studs. Glass wall for one main conference room and two secondary meeting rooms, not to exceed in total 33 linear feet.

3. Doors, Frames and Hardware:

Provide new units as required by new layout. Exterior, egress, demising, mechanical and stairwell doors to remain. New interior doors shall consist of hollow metal frames and 3’0” x 7’0”paint grade wooden-veneer doors with passage-set cylindrical hardware.

One 2‘glass side light per office, small conference room, meeting room; excluding storage, server and other rooms. Glass side lights will have a 1” aluminum channel on the floor 82” recessed channel at the header.

4. Ceilings:

Provide new Armstrong Cortega Second Look II 2‘x4’ ceiling tiles in 15/16” grid throughout all areas not specified as open ceiling.

Install drywall soffit at transition to open ceiling areas.

5. Floor Finishes:

Provide new carpet at all open office areas, private offices and conference rooms, at a cost not to exceed $28 per square yard installed.

Provide Armstrong Standard Excelon vinyl floor tile at coffee areas, break rooms, storage rooms, server rooms and labs.

Provide new 4” vinyl base on all walls, except where hydronic baseboard heat exists.

Base Building Construction

For Tenant Improvements

4 Crosby Drive

Revised 6/23/15

6. Paint:

Gypsum board walls throughout all areas shall be painted, and shall receive one primer and two finish coats of latex eggshell finish paint.

All doors and frames shall receive a primer and two finish coats of latex acrylic semi gloss paint.

Specialty paint or finishes shall be at Tenant cost.

7. Lighting:

Provide new recessed 2x4 direct/indirect Lightolier Alter Classic, or equal light fixtures with T8 lamps and electronic ballast in all areas in ceiling grid.

Provide new building standard pendant lighting in specified open ceiling areas.

Each room and area shall be individually switched. Provide dual technology occupancy sensor switches at all private offices, storage rooms and conference rooms. Provide ceiling mounted dual technology sensors to control open office lighting with wall switch over ride. Provide standard toggle switches at all other areas.

8. Power:

Provide dedicated 20A circuits for tenant’s open office work stations. Allow 6 work stations per 20 A circuit. Power shall be brought down existing columns or via a “power pole”.

Provide 2 duplex receptacles at each private office.

Provide 4 duplex receptacles at each conference room. One floor box for main conference room and up to three additional floor boxes per plan.

9. HVAC:

Existing system diffusers and ductwork will be relocated, with new ductwork, diffusers, controls & equipment as required by new layouts. VAV and FPT count shall be approximately 1 per every 1,200 USF.

Existing baseboard hydronic heat to remain.

10. Plumbing:

Provide an ADA compliant stainless steel sink for one kitchen or breakroom.

Provide electric hot water heater in ceiling for one kitchen or breakroom.

Base Building Construction

For Tenant Improvements

4 Crosby Drive

Revised 6/23/15

Plumbing for appliances and water purification systems shall be at Tenant’s cost.

11. Fire Protection:

Existing sprinkler system is to be modified as required by new layouts.

12. Life Safety:

Modify and add to existing emergency lighting (wall hung), exit signs, fire extinguishers and fire Alarm horn/strobe units as required by new layouts.

13. Misc:

Provide up to 10’ linear plastic laminate clad base and wall cabinets and counter for one kitchen or breakroom.

Provide one dishwasher.

Landlord will provide blocking and electric outlet box for main conference room.

Blinds will be repaired, cleaned or replaced as necessary.

14. Work not included:

Installation of telephone and computer wiring, tel/data outlets.

Supplemental HVAC system for any specialty room (e.g. server room).

Furnishings including desks, chairs and open office work stations, folding partition walls, and custom millwork.

Security equipment and systems.

Tenant Signage

Appliances (excluding dishwasher)

Projection screens or monitors

Base Building Construction

For Tenant Improvements

4 Crosby Drive

Revised 6/23/15

Responsibility Matrix

Category	Description	Lessor Cost	Lessee Cost
Misc. Metals	UPS/Structural Support		X

Finish Carpentry	Cabinets and counters in kitchen	X

	Reception desk		X

	Adjustable wall shelving		X

	All other millwork		X

Doors/Frames	Building standard lessee entry	X

	Hollow metal frame and 3’0” x 7’0 ’ paint grade Wooden-veneer doors	X

	Welded metal frame	X

	Stain grade doors		X

	Interior glass doors		X

	Glass sidelights	X

Hard ware	Passage leversets	X

	Locking leversets, interior		X

	Locking lever sets, lessee entry	X

Drywall	Interior/office partitions to 6” above ceiling grid	X

	Conference room partitions to deck above	X

	Demising wall to underside of deck above	X

	Drywall ceilings		X

	Drywall soffits at transition to open ceiling areas	X

Base Building Construction

For Tenant Improvements

4 Crosby Drive

Revised 6/23/15

Category	Description	Lessor Cost	Lessee Cost
Acoustic Ceilings	Building standard Armstrong Cortega Second Look II 2’x4’ ceiling tiles in all areas not specified as open ceiling	X

	Insulation above ceiling		X

	Drywall ceilings in offices, reception area, conference rooms		X

Flooring	Provide carpet at all open office areas, private offices, and conference rooms, at a cost not to exceed $28 per square yard installed.	X

	VCT in kitchen area, utility room(s) including storage, copy and IT rooms	X

	Vinyl base	X

	Wood base		X

	Special Flooring		X

Wall Finishes	Paint walls 2 coat latex eggshell	X

	Paint doors and frames 2 coats latex semi-gloss	X

	Paint soffits/ceilings	X

Wallcovering, specialty paint or other finish

	Wood paneling		X

Equipment/Specialties	Purchase and installation of projection screens		X

	Purchase and installation of "white boards'		X

Base Building Construction

For Tenant Improvements

4 Crosby Drive

Revised 6/23/15

Category	Description	Lessor Cost	Lessee Cost
	Dishwasher for one kitchen or break room	X

	Purchase and installation of appliances		X

	Fire extinguishers	X

	Interior Lessee signage/Logo		X

	Folding Partition Walls		X

Fire Protection	Sprinkler loop	X

	Pre-Action System		X

	Relocating and adding sprinkler heads	X

Electrical	Recessed office and open area lighting	X

	Pendant lighting in open ceiling area	X

	Accent lighting		X

	One light switch per room/ 2 per conference room	X

	Emergency and exit lighting	X

	Standard fire alarm devices	X

	Two duplex receptacles per office	X

	Four duplex receptacles in conference room(s)	X

	One quad receptacle in kitchenette data closet and copy room	X

	One GFI receptacle in kitchenette	X

	Dedicated outlets for printers and copiers	X

	Furniture connections (whip)	X

Base Building Construction

For Tenant Improvements

4 Crosby Drive

Revised 6/23/15

Category	Description	Lessor Cost	Lessee Cost
HVAC	Re-use, relocate existing ductwork and diffusers.	X

	Install additional ductwork/distribution, VAVs and FPTs as appropriate for the new layout. 1 per 1,200 USF	X

	Provide independent units for server or specialty rooms.		X

Security	Keying of Lessee entries	X

	Card access for tenant entry.		X

	Interior keying of space		X

	CCTV		X

Telecommunications	Furniture connections		X

	Tele/Data/Furniture design		X

	Hire telephone and data vendor and installation of all Tele/Data equipment		X

	Cable TV		X

Design Sen ices	Architectural and engineering services for Lessor Scope by Lessor's architect	X

Glass wall	Glass wall for one main conference room and two secondary meeting rooms, not to exceed in total 33 linear feet.	X

Plumbing	Supply or re-use and relocate stainless steel single-bowl sink in one kitchen or brcakroom	X

Base Building Construction

For Tenant Improvements

4 Crosby Drive

Revised 6/23/15

Category	Description	Lessor Cosl	Lessee Cost
HVAC	Re-use, relocate existing ductwork and diffusers.	X

	Install additional ductwork/distribution. VAVs and FPTs as appropriate for the new layout. 1 per 1,200 USF	X

	Provide independent units for server or specialty rooms.		X

Security	Keying of Lessee entries	X

	Card access for tenant entry.		X

	Interior keying of space		X

	CCTV		X

Telecommunications	Furniture connections		X

	Tele/Data/Furniture design		X

	Hire telephone and data vendor and installation of all Tele/Data equipment		X

	Cable TV		X

Design Services	Architectural and engineering services for Lessor Scope by Lessor's architect	X

Glass wall	Glass wall for one main conference room and two secondary meeting rooms, not to exceed in total 33 linear feet.	X

Plumbing	Supply or re-use and relocate stainless steel single-bowl sink in one kitchen or breakroom	X

EXHIBIT 6.1

CLEANING SPECIFICATIONS

CLEANING SPECIFICATIONS

TENANT AREAS

Frequency	Service Description

Nightly	Dust sweep hard surfaces flooring.

Nightly	Damp mop hard surfaced flooring to remove spills and stains.

Nightly	Vacuum carpeted areas and rugs. Spot dean stains.

Nightly	Empty wastepaper baskets and waste receptacles, etc. Replace plastic liners in wastebaskets,

Nightly	Remove waste paper and waste materials to designated area in the building using janitor carriages.

Nightly	Dust and wipe clean windowsills, filing cabinets, table, bookcases, shelves and ledges. Rotating areas of the building to complete dusting all areas weekly.

Nightly	Spot clean to remove dirt, finger marks, smudges, etc. from doors, switch plates, light switches, wall and glass areas adjacent to doors, push plates, handles, railing, etc.

Nightly	Clean and sanitize drinking fountains and water coolers.

Weekly	Dust baseboards, chair rails, trim, molding and other "low-dust" areas. Rotating areas of the building to complete weekly.

Once every
Three Months	Perform high dusting which includes the following:

Dust pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

Dust partitions, ventilating louvers and vents, walls, trim, etc. not reached in nightly cleaning.

Dust tops of cabinets, files, etc. not reached in nightly cleaning.

CLEANING SPECIFICATIONS

ELEVATOR LOBBIES AND PUBLIC CORRIDORS

Frequency	Service Description

Nightly	Dust sweep hard surfaced flooring.

Nightly	Wash tile flooring.

Nightly	Vacuum carpeting.

Nightly	Dust baseboards, trim, louvers, pictures, charts, graphs, doors etc. within reach.

Nightly	Remove dirt, finger marks, smudges, etc., from doors, door frames, walls switch plates, light switches, glass, push plates, handles, railings, molding, trim, pictures, etc.

Weekly	Do high dusting within normal reach.

MAIN ENTRANCE LOBBY

Frequency	Service Description

Nightly	Dust sweep and wash hard surfaces flooring.

Nightly	Floor mats are to be vacuumed.

Nightly	Vacuum carpeting.

Nightly	Dust baseboards, trim, louvers, molding, pictures, charts, planters, furnishings, guard stations and all other fixtures.

Nightly	Clean and rub down building directory, mail depository and all other decorative metal.

Nightly	Clean all entrance door glass.

Nightly	Empty and clean all waste receptacles and remove waste material to designated areas in the building.

CLEANING SPECIFICATIONS

ELEVATORS

Frequency	Service Descriptions

Nightly	Floor In elevator cabs will be properly maintained. If carpeted, vacuum and spot clean; if hard-surfaced, sweep and wash.

Nightly	Clean and polish doors, inside and outside.

Nightly	Clean elevator saddles, door tracks, etc., keeping them free from dirt and debris: polish regularly as needed.

Nightly	Hand clean and polish baseboards, trim, railings, etc.

Nightly	Keep walls, panels, etc. dean and free from fingermarks and smudges: polish as needed using appropriate wood or metal polish.

STAIRWAYS

Frequency	Service Descriptions

Nightly	Police stairwells and remove trash and debris.

Weekly	Sweep stairs and landing: dust handrails, stringers, newels and risers, etc.

Quarterly	Wash stairs and landings.

CLEANING SPECIFICATIONS

LAVATORIES

Frequency	Service Descriptions

Nightly	Sweep and wash flooring with approved germicidal detergent solution.

Nightly	Wash and polish mirrors, shelves, bright work, etc. Including flush meters, piping and toilet seat hinges.

Nightly	Wash both sides of toilet seats, wash basins, bowls, and urinals with approved germicidal detergent solution.

Nightly	Dust and wipe dears partitions, tile walls, dispensers, doors, receptacles, etc. with special attention to areas behind sinks and around urinals, etc., remove graffiti.

Nightly	Fill toilet tissue, soap, and towel and sanitary napkin dispensers to full capacity with supplies.

Nightly	Empty and clean towel and sanitary disposal receptacles and remove waste material and refuse to a designated area In the building using Janitor carriages.

Monthly	Wash partitions, tile walls and enamel painted surfaces with approved germicidal detergent solution.

CLEANING SPECIFICATIONS

Frequency Service Description

Keep locker rooms, service closets, Janitor closets, etc. in neat and clean condition at all times.

Employees are to sign in and out for each shift works.

At the conclusion of all work assignments, lights are to be turned off, doors and windows closed and locked and premises left In neat and orderly condition.

Carpet Cleaning Program

Annually	Rotary shampoo and extract all common area carpeting including cafeteria eating area, locker rooms, common entrances, common lobbies, common hallways, elevators, etc.

EXHIBIT 7.4

RULES AND REGULATIONS

1.	ALL TENANTS are to conduct their businesses in a manner that shall not unreasonably annoy, disrupt or otherwise interfere with the rights of other tenants in the building.

2.	At no time and under no circumstances shall Landlord have any responsibility for the storage or removal of any “medical waste”, “infectious waste”, “hazardous medical waste”, “hazardous physical waste” as such terms may from time to time be defined in any municipal, state, or federal statutes, laws, ordinances, rules, or regulations or may apply to Tenant or to the premises demised to Tenant because of the business, profession or activity carried on in the demised premises by Tenant, Tenant’s servants, agents, employees, invites, or anyone claiming by, through or under Tenant.

3.	The sidewalks, entrances, passages, elevators, lobbies, stairways, and halls must not be obstructed or used for any purpose other than ingress to and egress from any leased premises.

4.	Emergency egress stairway doors may NOT be “propped-open” for any reason. These stairways are for egress only and the stairway doors may be locked from the stair-side to prevent unwanted intrusion into the building.

5.	Tenant shall operate hvac equipment in a manner that is consistent with standards prescribed by building management. Tenant shall be responsible for any damage which may occur from improper operation such as leaving a thermostat at its lowest setpoint for an extended period of time causing a coil to freeze. Please check with building management to confirm proper operating procedures. There are to be NO supplemental heaters or heating elements within tenant spaces. Use of such devices presents a fire hazard.

6.	High intensity or accent lighting (holiday lighting, candles, heat lamps, etc.) is NOT PERMITTED, as it presents fire hazards.

7.	As required by local ordinances, Lessor shall, from time to time, test the building’s fire control and alarm systems. Lessee shall cooperate in familiarizing its employees with such fire alarm systems and shall make each of its employees aware of the fire exits within the Premises and shall cooperate with any fire drills, systems, test, inspections and/or repairs as may be required from time to time.

8.	Building access, Loading Area access and transportation of materials, equipment, furniture, or supplies into and/or through the building must be scheduled, through the Management Office or Tenant Services Coordinator, to take place during non-business hours. (See “LOADING AREA RULES & REGULATIONS”, below)

9.	Any equipment, computers, furniture, or items being removed from the building must be accompanied by a Property Removal Request (i.e., on tenant’s letterhead, with authorization evidenced by tenant’s Office Manager’s signature)

10.	Each tenant must provide the Property Management Office with a key to access its suite(s). Each key will be kept, by the Property Manager, in a secure, locked, key box. Each time a suite is re-keyed, a new key must be provided to the Property Management Office. Whenever possible please notify Management Office prior to re-keying so building key systems can be maintained.

No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of the Landlord, which shall not be unreasonably withheld. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, shops, booths, stands, offices and toilet rooms, either furnished to or otherwise procured by Tenant; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

11.	There are no animals/pets of any kind (leashed, caged, muzzled) allowed into the building, with exception for service animals.

12.	To avoid damage to the building’s plumbing system or to prevent plumbing blockages, restroom trash receptacles (and NOT the toilets) are to be used for disposing of all paper towels, sanitary napkins, and objects foreign to toilet/plumbing systems. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees, or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefore.

13.	Parking in Fire Lanes, except for medical and emergency vehicles is PROHIBITED BY LAW. All other vehicles are subject to being towed at the owner’s expense.

14.	All plans for proposed improvements to a tenant’s demised premises and any contractor proposed by a tenant must be approved in advance by Davis Management Co. (See Construction Rules.)

15.	No Tenant may display any type of advertisements that would alienate site visitors or customers from another tenant’s business.

16.	Construction Rules and Regulations must be adhered to through the construction/improvement process (plan approval, permitting, insurance, delivery & construction scheduling, building access, alarm shut downs, inspections, and occupancy permit). See separate Construction Rules & Regulations.

17.	No trash or debris can be stored within tenant areas that might result in rodent infestation. All food, fluid, or wet trash must be disposed of in the site trash compactor at the close of business each day. All trash and debris generated by Retail Tenants must be disposed of appropriately in the trash compactor.

18.	No Lessee shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of the Lessor, and as the Lessor may direct.

19.	No space in the building, except as provided in individual leases, shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction.

20.	Delivery carts, hand trucks and similar devices must be properly equipped with rubber tires and protective guards. Lessee shall be held strictly responsible for any damage to the Premises caused by Lessee’s vendors, suppliers, agents or delivery services.

21.	No Lessee shall occupy or permit any portion of the Demised Premises to be occupied for the possession, storage, manufacture or sale of liquor, narcotics or drugs, or any other illegal substance of any kind.

22.	Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising. Lessee shall not use the name of the building or its owner in any advertising without the express prior written consent of the Lessor.

23.	No Lessee shall install or permit the installation or use of any machines dispensing goods for sale, including without limitation foods, beverages, cigarettes or cigars without first notifying Lessor.

24.	Canvassing, soliciting and pedaling in the building are prohibited and each Lessee shall cooperate to prevent the same by notifying the Lessor. Lessor reserves the right to inspect any parcel or package being removed from the building by Lessee, its employees, representatives and business invitees.

25.	The main entrance, lobbies, passages, corridors, elevators and stairways or any exterior portions of the Site shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors. The moving in and out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are part.

26.	Except as otherwise expressly set forth in the Lease, no curtains, blinds, shades, screens, or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any exterior window or suite entry door of the Premises without the prior written consent of the Landlord.

27.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to reasonable hours designed by Landlord. Such activity may be supervised by Landlord and performed in the reasonable manner stated by Landlord. Landlord may prohibit any article, equipment, or any other item from being brought into the Building that would violate this Lease. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

28.	Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

29.	Common area corridor doors, when not in use, shall be kept closed.

30.	No flammable, explosive, or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building, except for those substances as are typically found in similar premises used for general business office purposes and are being used by Tenant in accordance with all applicable laws, rules, and regulations. Tenant shall not, without Landlord’s prior consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous materials under the provisions of any applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith. Tenant shall supply building management with current Material Safety Data Sheets along with maximum quantities of materials stored on site.

31.	Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

32.	Tenant shall not take any action which would violate Landlord’s labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing; labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant, at its sole discretion, shall have the right to select the clients to whom it agrees to provide legal services and in no event shall Tenant be liable to Landlord or be required to terminate any such representation as a result of any work stoppage, picketing, labor disruption, dispute or interference that arises out of such representation.

33.	Tenant shall not install, operate or maintain in the Premises or any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval (unless Tenant shall supply the Landlord with documentation evidencing the safety and capacity of such non U/L approved equipment), or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as reasonably determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefore in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Landlord’s prior written consent which shall not be unreasonably withheld.

34.	All vendors to be contracted by the Tenant in advance must be approved in advance by building management and comply with insurance requirements if deemed appropriate by building management. (See insurance requirements, below.) Construction vendors must comply with Construction Rules, see attached. Contractor and contractor’s sub-contractors must check in with building management, 978-815-4722 or 617-875-5441 upon each daily arrival to the building.

35.	For daily maintenance service calls, or general tenant requests, questions, or concerns please contact the Tenant Services Coordinator, Kate Somers, at: (781) 272-4212. Alternatively, tenants may use the web based service request system. Please contact building management for specific instructions and to receive a tenant specific password.

36.	Tenants shall adhere to and familiarize their employees with building safety and evacuation plans as furnished and modified by the Property Manager. In the event of any building/site-related Emergency, please contact the Tenant Services Coordinator (781)-272-4212. or the Emergency line at (617)-451-1300 x265.

37.	The Contractor shall purchase from and maintain in a company lawfully authorized to do business in the Commonwealth of Massachusetts insurance for protection from claims under workers’ or workmen’s compensation acts and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and from claims for damages, other than to the work itself, to property which may arise out of or result from the Contractors operations, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them. This insurance shall be of the types and within minimum limits or liability as follows: Worker’s Compensation $500,000, Comprehensive General Liability $1,000,000 per occurrence, $2,000,000 aggregate. Automobile liability insurance on any vehicle used by Contractor in the performance of the services specified herein with combined single limit coverage of not less than $1,000,000. Please contact Tenant services Coordinator 617-451-2660 for landlord additional insured entities which must be named on each certificate of insurance. Certificates of such insurance shall be filed with the Management Company prior to the commencement of the Work.

The tenant shall maintain insurance coverage as required in the lease. Please contact Tenant Services Coordinator (781)-272-4212 for landlord additional insured entities which must be named on each certificate of insurance.

38.	Access to certain Electric Room and Janitors’ Closets may be restricted. During normal business hours, access to these areas may be arranged by contacting the Tenant Service Coordinator (see “Work Orders & Service Requests”, below). After hours access to these areas is available by prior arrangement. Please note: these rooms are not to be used for storage of any items, and any items found stored in these rooms will be disposed of at a cost to the responsible tenant.

39.	Cleaning of office suites is performed strictly in accordance with requirements outlined in each respective lease. Cleaning of any restrooms, exam rooms, laboratories, kitchens, and/or food preparation areas within a tenant’s suite, unless provided for specifically within the terms of the lease, is outside of the Landlord’s cleaning obligations and will require a separate agreement between tenant and an independent cleaning contractor (or be performed by tenant, directly).

40.	Tenants shall not store or keep flammable fluids or solvents in their leased premises unless permitted by their lease. Please see item #30.

41.	4-18 Crosby Drive garage parking is only for those tenants who have parking privileges in their lease. Additional garage or surface parking spaces may be available from time to time on a TAW basis. Please check with the management office for availability. Tenants and their visitors shall obey all parking regulations.

42.	Bicycles and other vehicles are not permitted inside or to be parked on the walkways outside the Building. Bicycle parking is available at the bicycle racks and cage inside the garage.

43.	Tenant shall carry out Tenant’s permitted maintenance repairs, alterations and improvements in the Premises only during reasonable times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

44.	Lessee shall inform its employees and visitors of the laws and ordinances of the Town/City of Bedford relating to prohibition of smoking. No smoking will be allowed anywhere inside the building.

45.	NO natural holiday decorations (trees, wreaths, evergreens decorations, etc.) are allowed within the building. All such items are categorized by the Bedford Fire Department as fire hazards.

46.	A building directory will be maintained at the front of the building at the expense of the Lessor and the number of such listings shall be at the discretion of Lessor. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any Lessee on any part of the outside or inside of the Demised Premises or building without the prior written consents of the Lessor. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to the Lessee or Lessees violating this rule. Standard directory tablets shall be inscribed painted or affixed for each Lessee, at Lessor’s one-time expense per tenant, and shall be provided in Lessor’s size, color and style.

47.	Normal Business Hours are Monday through Friday between the hours of 7:00 a.m. and 6:00 p.m., holidays excluded. During normal business hours the main lobby will be open and monitored by security.

48.	Outside normal business hours the building will be locked. In order to gain access to the building, Tenants will be required to use their building access cards.

49.	Access Cards may be requested from Kate Somers, Tenant Service Coordinator, in writing, on company letterhead, by fax or electronically, as follows:

•	By FAX:	617-451-3604
•	By E-Mail:	ksomers@thedaviscompanies.com

Each request for an Access Card must be submitted by authorized tenant-representatives and must provide, at a minimum, the following information:

•	The full name(s) of the individual(s) for whom access is being requested;
•	The specific building/door(s) for which access is being requested;
•	The make(s), model(s) and license plate(s) state and number for any vehicle(s) each applicant may park at the building;
•	The full name and signature of the authorized individual requesting the Access Card(s).

50.   The building has a loading area which is available for tenant use.

a.           Operational Hours 7:00 a.m. through 5:00 p.m. Monday through Friday and 7:00 a.m. for deliveries and removals. Use of the loading dock outside these hours can be arranged at tenant cost for building personnel to open and secure the loading dock as necessary.

b.           Requests for Loading must be pre-scheduled, 48 hours in advance, through the Property Management Office. Use of the Loading Area for staging deliveries, which might conflict with other scheduled deliveries, will not be permitted.

c.           Any shipping, packing, staging, rigging, building protection materials generated as part of a delivery must be cleaned-up and removed by the delivery company or by the tenant responsible for receiving the delivery, otherwise such tenant will be charged with the associated disposal costs.

51.	Handicapped Parking Spaces are for those who need them and have the appropriate license plates or vehicle identification. Any abuse of handicapped parking spaces may be reported directly to The Property Management Office.

52.	Visitor parking is allowed only for visitors of specific tenants.

CONSTRUCTION RULES

(Revised 5/20/14)

Section I

BUILDING STANDARDS

These guidelines provide the standards to be followed for any construction in the building. Also listed are the responsibilities of both the Contractor and the Tenant for construction of leased premises. Questions and comments are invited. Please address them to Landlord:

c/o The Davis Companies

Attn: Jason Biedrzycki

Senior Property Manager

125 High Street 21st Floor

Boston, MA 02110

Or Contact

(617) 451-1300

Assistant Property Mgr. Ron Dorazio

617-875-5441

GENERAL

Contractor understands the building is occupied by tenants and will use best efforts to not interrupt the work of others or create an unpleasant situation for current occupants. Disruption of tenant’s production process will result in substantial claims against the contractor. Contractor shall not store supplies or equipment in public area or common areas and shall leave all public/common areas clean each night. Primary construction access shall be through the east entry.

In addition, contractor will clean common areas and driveway/pavement areas of any material that is tracked onto common areas and pavement from its operation and use best efforts to keep dust down. Contractor will coordinate its work within tenant spaces to minimize disruption and will seek property manager’s approval of methods for this work.

Contractor acknowledges and understands that he will be working around existing tenants and new tenant equipment, inventory and personnel and will take every precaution to prevent injury and/or claim.

Contractors must provide all of their own equipment, tools, phones, etc. Building equipment is not available to the contractors.

Contractor and Contractor’s sub-Contractors must check in with building management, Ron: 617-875-5441 or Doug: 617-592-0719 upon each daily arrival to the building.

PLANS

All plans are subject to prior approval by building management. Contractor shall provide building management with copies of all construction plans as approved by the Town of Bedford along with copies of all as-built drawings.

BUSINESS HOURS

General Business Hours for the building are Monday through Friday 8AM to 5PM.

DISTURBANCE

Work shall be scheduled so as not to disturb surrounding tenants in any way. Knowingly offensive work such as coring, oil painting, polymix, sawing, or any operation which can cause noise or odor disturbances to other tenants shall be conducted during non-business hours.

Demolition shall be conducted during non-business hours only. Demolition debris is to be placed in hampers and covered during transport from the work area to the disposal area and removed from the premises during non-business hours only.

Common area work shall be conducted during non-business hours.

Contractor shall at all times minimize noise or activities which may be disturbing to residential neighbors, i.e. trucking activities, light testing, alarm testing, etc.

Radios are not allowed.

Smoking is not permitted anywhere inside the building.

ELEVATORS

Contractor shall not exceed elevator loading limits and will be held responsible for any repairs necessitated due to overloading.

At all times, building elevator pads must be used by construction personnel to protect the elevators. Building Management shall be notified 24 hours in advance of intended use of elevators for construction purposes. Extended use of the elevator for construction purposes shall not be allowed during business hours.

TRASH AND DEBRIS

Removal of trash and debris shall be conducted during non-business hours. Placement of dumpsters is to be arranged with building management. The building dumpsters are not available for construction use.

DELIVERIES

Delivery of any bulk stock or materials is to be scheduled with building management 24 hours in advance. In most cases, bulk stock deliveries will be permitted only during non-business hours.

Delivery vehicles which do not fit into the loading zone, i.e. tractor trailers, large flat beds, etc., are not permitted in the parking lot during business hours.

FIRE ALARM AND SPRINKLER

The building is sprinkler-ready in compliance with the Massachusetts State Building code. Alterations to the existing sprinkler system or changing of head placement requires Landlord approval. All work must comply with the State Building Code as required.

The building(s) are equipped with multi-zone smoke detection and fire alarm systems. Capacity will be provided to our audible fire alarm system and connection points per floor for code required devices. The electrical contractor must coordinate final tie-in with the building alarm company and the Management Office. A 48-hour advance notice is required. The Tenant is responsible for any costs incurred, such as Fire Alarm/Sprinkler system impairments and any required site staff overtime.

A copy of the Contractor’s Certificate of Insurance and Sprinkler Permit must be in the Management Office prior to the start of any construction.

PARKING

All construction related vehicles shall be parked as directed by building management. Vehicles in violation are subject to tow at the vehicle owner's expense.

INSURANCE

The Contractor shall purchase from and maintain in a company lawfully authorized to do business in the Commonwealth of Massachusetts insurance for protection from claims under workers’ or workmen’s compensation acts and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and from claims for damages, other than to the work itself, to property which may arise out of or result from the Contractors operations, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them.

Contractor agrees to carry, at Contractor's sole expense, the following insurance coverage:

A.	Workers Compensation Insurance in the statutory amount and employer's liability coverage in an amount of at least Five Hundred Thousand Dollars ($500,000).

B.	Automobile liability insurance on any vehicle used by Contractor in the performance of the services specified herein with combined single limit coverage of not less than One Million Dollars ($1,000,000).

C.	Comprehensive general liability insurance with combined single limit coverage of not less than One Million Dollars ($1,000,000) per occurrence, $2,000,000 aggregate. Said coverage shall include provisions for blanket contractual liability, personal injury and broad form property damage.

D.	All-Risk property insurance coverage for tools and equipment brought onto and/or used at the Property, the amount of which is equal to the replacement costs of all such tools and equipment.

The insurance described above shall be in the name of Contractor; provided, however, general liability policy shall name as additional insureds the following parties:

4-18 Crosby Drive, Bedford MA:

Additional Insureds:
Santander Bank, N.A.
DIV Bedford, LLC
Davis Management Company, LLC

Certificate Holder:
DIV Bedford, LLC
c/o The Davis Companies
125 High Street 21st floor
Boston, MA 02110

Certificates of such insurance shall be filed with the Management Company prior to the commencement of the Work.

CLEANING

The construction contractor is responsible for doing his/her part to keep common areas clean at all times. Any extra cleaning that may be necessary due to construction contractor's negligence will be performed by building cleaners at construction contractor's expense.

SCHEDULING

Building management shall be kept informed of job schedule and changes.

HVAC

Construction contractor shall be responsible for the replacement of filters and the proper cleaning of all coils, drains, and pans on all HVAC equipment affected by construction. Ultra Services Inc 978-667-8800, the building HVAC contractor, shall be consulted on all planned HVAC modifications.

SUBCONTRACTORS

General Contractor represents that all subcontractors will perform in accordance with these building rules. The general contractor must provide building management with a contact list of all subcontractors with contact name, phone number, and pager number.

Section II

RULES FOR TENANT CONTRACTORS

The following additional rules have been established as an effective mechanism to enable contractors and Tenants to work freely with minimum conflict.

This is private property and access is by permission only. Permission to enter will be granted to each Tenant Contractor and its employees who are entering for the purpose of performing work in the building. Access for any other reason will not be permitted.

1.	Each General Contractor or Contractor is required to submit a contact list including emergency contact numbers (pager/cell phone) of all sub contractors who will be working on site.

2.	FIRE IMPAIRMENT & HOT WORKS REQUIREMENTS:

All FIRE ALARM IMPAIRMENTS and/or ALARM DEACTIVATIONS must be coordinated through the Property Manager. The General Contractor is required to obtain a smoke detector bagging permit from the local Fire Department, or have the fire alarm plugged out on a daily basis. The costs for the alarm plug outs or bagging permit are the contractor’s responsibility. Any costs resulting from false alarms (Fire Department) will be the responsibility of the Tenant and the Tenant’s Contractor. The Tenant shall be responsible for managing the Contractor(s) who are performing its construction/renovations.

HOT WORKS requests and BURN PERMIT letter(s) need to be obtained and approved through the Property Management Office. All Fire Watches required by the Bedford Fire Department will be at the Tenant/Contractor’s cost.

3.	Electrical power will originate from the tenant meter/panel located in the electrical rooms. Any temporary 120 volt service must originate from one of these locations and be removed as soon as the Tenant panel is installed. A prorated cost will be back charged to the Tenant for temporary electrical power provided for their construction use, which is supplied by base building meters/panels.

4.	Contractors can only utilize the area designated by their contract for storage of materials and work. No materials are to be left in the common areas of the building including but not limited to hallways, elevator landings, stairways, janitor/storage closets, electrical closets, or any parking spaces (interior or exterior). Any material found in these locations without prior approval will become the sole property of the Management Company.

5.	Water for construction and cleaning tools is available in the janitor closets. These closets are kept locked. These closets are not to be used for the disposal of paint or plaster.

6.	Any fire alarm disconnects must be coordinated with the Management Office.

7.	All contractor personnel and materials must enter the building through the Rear Entry and loading dock only. There is no transportation of materials, or tools, in the passenger elevators without protecting ALL SURFACES. Scheduling the use of an elevator during specified times: Non-business or Light Traffic Periods. Materials must be of a length or cut to a length that will not strike ceilings or wall surfaces, and any damage caused to any elevator surface will result in repair or replacement cost being the responsibility of that vendor and tenant. Contractors are not to use any alarmed side doors for egress exits. Rubber wheels will be required on all carts and dollies used.

8.	It is the Contractor’s responsibility to discard all debris and trash into a container which the contractor or tenant supplies. There will be no disposal into building trash compactors or containers. Any additional cleaning of common areas which is generated by the contractor during construction/renovations will be billed back to the Tenant.

9.	All phone and electrical wiring must be in conduit.

10.	It is the responsibility of the Tenant and contractor to minimize the amount of debris/odor which emits from the space.

11.	Fire stopping will be provided by general contractor for electrical, plumbing, etc.

12.	Appropriate temporary protection and donage must be in place prior to any placement of crane out riggers. All delivery trucks or cranes must be of approved weight.

Section III

TENANT FINISH PROCEDURE

CONSTRUCTION

The following is the suggested procedure as you prepare to complete the construction of a leased space:

1.	Tours are available for architects/contractors to familiarize themselves with existing conditions. These are conducted with the Property Manager through an appointment with him, (617) 451-1300 or (617) 875-5441

2.	Submit plans and specifications to the Management Office for verification. The plans and specification are to be in the following form:

A.	Architectural Drawings
1.	Floor plan indicating any proposed demolition
2.	Floor plans indicating partition construction and location
3.	Reflected ceiling plans indicating any suspended ceiling or other equipment
4.	Interior elevation and exterior walls
5.	All built-in equipment, casework, counters, shelving, etc.
6.	All stairs and corridors adjacent to showrooms must be clearly delineated
7.	All architectural drawings shall be stamped by a Massachusetts Registered Architect.

B.	Electrical Drawings
1.	Complete electrical drawings, floor plans and specifications
2.	Complete schedules of panel board circulating and final load breakdown
3.	Provisions for special electrical equipment (i.e., copiers, computers, telephone systems, etc.)
4.	Properly stamped drawings by a Massachusetts Licensed Electrical Engineer

C.	HVAC Drawings
1.	Completed HVAC drawings and specifications
2.	Proposed connection to building services
3.	Cooling and heating load calculations, including equipment requiring special HVAC provisions (i.e., computer)
4.	Property stamped drawings by a Massachusetts Licensed Mechanical Engineer

D.	Fire Protection Drawings
1.	Drawings and specifications must show alarm speakers, pull stations, and sprinkler systems
2.	Drawings must clearly delineate all changes the Tenant wishes to make to location, extent and number of heads and run outs
3.	Insurance test certificates must be provided for any sprinkler work
4.	Drawings shall include all requirements of local authorities including engineered hydraulic calculations as necessary.

It is suggested that the General Contractor set up an informal meeting with the local Inspectional Services Department for the property involved.

The Landlord will not serve as an interpreter of the Codes. The Tenant plans must comply with Code as interpreted/implemented by the State and local (city/town) requirements. All wood must comply with the fire retardant treatment prescribed in the Code.

The following must be furnished to the Property Manager prior to commencement of construction by your contractor:

1.	Copy of Building Permit issued
2.	Copy of completed stamped mechanical plans
3.	Certificate of Insurance naming as additional insured: contact Property manager for listing of additional insureds
4.	Copy of Contractor License
5.	Schedule of work hours
6.	Material safety date sheets for all products including but not limited to adhesives, cleaners, paints, oils and items related to HVAC equipment.
7.	Sign off by the property manager is required before work commences.

Once the job is completed, the following is to be furnished to the Property Manager:

1.	Copy of the Certificate of Occupancy
2.	Completed “as built” drawings

BUILDING MANAGEMENT

Davis Management Co

Senior Property Manager: Jason Biedrzycki

Office: (617) 451-1300

Cell: (603) 320-7594

Assistant Property Manager: Ron Dorazio

Cell: (617) 875-5441

Chief Engineer: Doug Moulton

Cell: (617) 592-0719

Building Day porter: Jorge Ordonez

Cell: 617-981-3668

Tenant

Acknowledged by:	Date:

Contractor

Acknowledged by:	Date:

EXHIBIT 8.8

SIGNAGE LOCATION

EXHIBIT 14.1

FORM OF SNDA

SUBORDINATION, NON DISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Non Disturbance and Attornment Agreement made on ____________, 2015, by and among Landlord, Tenant and Lender, all as hereinafter defined;

WITNESSETH:

IN CONSIDERATION OF TEN AND NO/100 ($10.00) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Landlord, Tenant and Lender hereby covenant and agree as follows:

1.            For purposes of this agreement the following terms shall be defined as set forth below:

A.           Assignment of Leases: That certain Assignment of Lessor's Interest in Leases, Rents, and Profits affecting the Landlord's interest in the Lease to be executed by Landlord in favor of Lender and to be recorded in the _______________ Registry of Deeds (the “Registry”).

B.           Mortgage: That certain Mortgage and Security Agreement and Financing Statement to be executed by Landlord in favor of Lender, conveying Landlord's interest in the Property to Lender and to be recorded in the Registry (included in the term are all amendments, additions and substitutions thereof).

C.           Landlord: ________________________

D.           Lease: That certain Lease by and between Landlord and Tenant dated ______________ [INSERT LEASE DATE], affecting the Property.

E.           Property: All that tract or parcel of land lying and being in ____________ County, Massachusetts, as more particularly described on Exhibit “A” attached hereto and made a part hereof.

F.           Tenant: ________________________

G.           Lender: ________________________

2.          Tenant has subordinated and does hereby subordinate all of its rights in and to the Property and in and to the Lease (including any options to purchase) to the following: (i) the Mortgage; (ii) any, and all renewals, substitutions, extensions, modifications, replacements or amendments of the Mortgage; (iii) all loan documents executed in connection with the Mortgage including, without limitation, the Assignment of Leases; and (iv) all indebtedness secured by the Mortgage and all advances made pursuant thereto prior to or after the date hereof. Notwithstanding anything to the contrary contained herein or in the Lease, any interest of Tenant in any right of first refusal contained in the Lease shall not be binding upon Lender at a foreclosure sale of the Property, upon any purchaser at a foreclosure sale of the Property or upon a transfer of the Property by Lender by deed in lieu of foreclosure.

3.          Tenant shall give written notice to Lender of any default of Landlord under the Lease (at the time it gives said notice to Landlord) and agrees that Lender shall have the time periods set forth in the Lease for cure to cure said Landlord default.

4.          So long as Tenant is not in default under the Lease in the payment of rent or additional rent or in the performance of any of the terms, or conditions of the Lease, Lender covenants and agrees that possession of the demised premises under the Lease and the rights and privileges of Tenant under the Lease shall not be diminished or interfered with by the Lender in the exercise of any of its rights under the Mortgage.

5.          If Lender, its successors or assigns shall succeed to the interest of Landlord under the Lease in any manner, or if any other person or entity shall acquire Landlord's interest in the Property upon any foreclosure of the Mortgage (Lender, its successors or assigns, or such other person or entity, as the case may be, being hereinafter referred to as “Successor Landlord”), Tenant shall attorn to Successor Landlord upon such succession or foreclosure sale and shall recognize Successor Landlord as the landlord under the Lease, and the Lease shall remain in full force and effect and shall inure to the benefit of Successor Landlord as landlord thereunder. Such attornment shall be effective and self operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Successor Landlord, any instrument or certificate that may be necessary or appropriate to evidence such attornment. From and after any such attornment, Successor Landlord shall be bound to Tenant under all the terms, covenants and conditions of the Lease, except that Successor Landlord shall not (a) be liable for any act or omission of any prior landlord (including Landlord); or (b) be subject to any offset or defenses which Tenant might have against any prior landlord (including Landlord); or (c) be bound by any rent or additional rent which Tenant might have paid for more than sixty (60) days in advance to any prior landlord (including Landlord); or (d) be bound by any amendment or modification of the Lease made without the consent of Lender.

6.          The agreements herein contained shall bind and inure to the benefit of successors in interest of the parties hereto.

7.          This instrument shall be governed by the laws of the Commonwealth of Massachusetts.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Tenant has hereunto caused this instrument to be executed by its duly authorized corporate officials and its corporate seal to be affixed hereto as of the day and year first above written.

TENANT:

By:

By:

COMMONWEALTH OF MASSACHUSETTS

______________________, ss.

On this ____ day of ____________, 2015, before me, the undersigned notary public, personally appeared ________________________ proved to me through satisfactory evidence of identification, which was ____________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purposes as said ___________________ of the _______________________.

_________________________, Notary Public

My commission expires:

Signature page to SNDA

TENANT:

By:

By:

COMMONWEALTH OF MASSACHUSETTS

______________________, ss.

On this ____ day of ____________, 2015, before me, the undersigned notary public, personally appeared ________________________ proved to me through satisfactory evidence of identification, which was ____________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purposes as said ____________________ of ________________________.

_________________________, Notary Public

My commission expires:

Signature page to SNDA

EXHIBIT 14.4

FORM OF ESTOPPEL

Form of Tenant Estoppel Certificate

The undersigned ("Tenant") hereby certifies to _______________ and _______________ (collectively, the "Recipients"), as follows:

1.          Lease. Tenant is the current tenant under that certain Lease dated ________________________, 20___ (the "Original Lease") by and between ________________________________ ("Landlord") and Tenant, pursuant to which Tenant leases approximately __________ square feet (the "Premises") in the building located at ______________________________ (the "Building").

2.          No Modifications. The Original Lease has not been modified, changed, altered, supplemented, amended or terminated in any respect, except as indicated below (if none, please state "none"; the Original Lease, as modified, changed, altered, supplemented or amended as indicated below, is referred to collectively as the "Lease"):

_________________________________________________________________________.

3.          Copy. A true, correct and complete copy of the Lease is attached hereto.

4.          Validity. The Lease represents the valid and binding obligation of Tenant in accordance with its terms and is in full force and effect on the date hereof. The Lease represents the entire agreement and understanding between Landlord and Tenant with respect to the Premises, the Building and the land on which the Building is situated. Except as expressly set forth in the Lease, Tenant has no right under the Lease to terminate all or any portion of the Lease.

5.          No Concessions. Except as set forth in the Lease, Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.

6.          Term. Except for __________________________________________, all conditions precedent to the commencement of the initial term of the Lease have been fully satisfied or waived. The initial term of the Lease began on _____________________, 20___. The termination date of the present term of the Lease, excluding unexercised renewal terms, is _______________, 20___, or, if the commencement date has not yet been set, _____ months after the commencement date. [IF TRUE: The commencement date has occurred and Tenant has accepted possession of and currently occupies the entire Premises. Tenant has not sublet all or any portion of the Premises to any sublessee, has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered any of its rights or interests under the Lease and has not entered into any license or concession agreements with respect thereto, except for the following in accordance with the Lease: ________________________________________.

7.          Options. Except as set forth in the Lease, Tenant has no outstanding options or rights to renew or extend the term of the Lease, or expansion options, or cancellation options, rights of first refusal, or rights of first offer to lease other space within the Building. Tenant has no outstanding options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof or all or any part of the Building and/or the land on which the Building is situated.

8.          Rents. The obligation to pay rent began (or begins) on _______________, 20__. The current monthly base rent payable under the Leases is $_______________. The monthly base rental payment (excluding pass through charges) has been paid through the month of _______________, ____. Tenant is also obligated to pay its proportionate share of ad valorem taxes, insurance and operating expenses on the Building, to the extent provided in the Leases. Tenant's estimated share of ad valorem taxes, insurance and operating expenses on the Building has been paid by Tenant through _____________, ____. Except for payments of its estimated share of ad valorem taxes, insurance and operating expenses being paid in accordance with the Lease, no rent (excluding security deposits described in Paragraph 9 below) has been paid more than one (1) month in advance of its due date.

9.          Security Deposits. Tenant's security deposit, if any, which has been previously deposited with Landlord is $_______________ (if none, please state "none"). The security deposit ____ is, or ____ is not, represented by a letter of credit.

10.         No Default. No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Landlord or, to the best knowledge of Tenant, Tenant under the Lease except __________. As of the date set forth below, to the best knowledge of Tenant, Tenant has no existing claims against Landlord or defenses to the enforcement of the Lease by Landlord and Tenant is not currently entitled to any rent abatements or offsets against the rents owing under the Lease except _____________.

11.         Allowances. All required allowances, contributions or payments (whether or not currently due and payable) by Landlord to Tenant on account of Tenant's tenant improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease, except as indicated below (if none, please state "none"):

_________________________________________________________________________.

To the best knowledge of Tenant, Tenant's current use and operation of the Premises complies with all covenants and operating requirements in the Lease.

12.         No Bankruptcy Proceedings. No voluntary actions or, to Tenant's best knowledge, involuntary actions are pending against Tenant under the bankruptcy, insolvency, or reorganization laws of the United States or any state thereof.

13.         Environmental Matters. Tenant has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any federal, state or local statute, ordinance, rule, regulation or other requirement of law, for environmental contamination at the Premises and no hazardous, toxic or polluting substances or wastes have been generated, treated, manufactured, stored, refined, used, handled, transported, released, spilled, disposed of or deposited on, in or under the Premises.

14.         Address. The current address for notices to be sent to Tenant under the Lease is set forth below.

15.         Reliance. Tenant acknowledges that the Recipients have or will hereafter acquire an interest in the Landlord or the Property and/or loan money to the Landlord in connection with the Property, and that the Recipients are relying upon this Tenant's Estoppel Certificate in connection therewith. Tenant further acknowledges that this Tenant's Estoppel Certificate may be relied upon by, and inures to the benefit of, the Recipients and each of their respective partners, successors and assigns.

16.         Authority. The undersigned is duly authorized to execute this Tenant's Estoppel Certificate on behalf of Tenant.

17.         Accuracy. The information contained in this Tenant's Estoppel Certificate is true, correct and complete as of the date below written.

Executed as of the ___ day of _____, ____.

TENANT:

By:
Name:
Title:

Tenant's Current Address for Notices:

EXHIBIT 18.1.1

ROFO SPACE

LIMIT OF
TENANT
PREMISES
ROFO
SPACE

EXHIBIT 1

SECOND FLOOR - DATAWATCH INC. PREMISES

4 CROSBY DRIVE
BEDFORD BUSINESS PARK
BEDFORD, MASSACHUSETTS

2015_0156LE1 5/29/2015

THIS SPACE
BUILDING 4
BUILDING 16
BUILDING 6

SECOND FLOOR KEY PLAN